Exhibit (17)(h)

Pioneer Mid Cap
Value Fund
Annual Report | October 31, 2008

Ticker Symbols:
Class A   PCGRX
Class B   PBCGX
Class C   PCCGX
Class R   PCMRX
Class Y   PYCGX

[LOGO]PIONEER
      Investments(R)
                        visit us: pioneerinvestments.com

Table of Contents

Letter to Shareowners                                                          2

Portfolio Management Discussion                                                4

Portfolio Summary                                                              7

Prices and Distributions                                                       8

Performance Update                                                             9

Comparing Ongoing Fund Expenses                                               14

Schedule of Investments                                                       16

Financial Statements                                                          25

Notes to Financial Statements                                                 34

Report of Independent Registered Public Accounting Firm                       41

Approval of Investment Advisory Agreement                                     45

Trustees, Officers and Service Providers                                      49


                      Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    1

President's Letter

Dear Shareowner,

Stock and bond markets around the globe this year have experienced one of their most tumultuous periods in history. Investors have witnessed volatility of a magnitude that many have never before seen. Distance often provides the best vantage point for perspective. Still, we believe that the benefits of basic investment principles that have stood the test of time -- even in the midst of market turmoil -- cannot be underestimated.

First, invest for the long term. The founder of Pioneer Investments, Philip L. Carret, began his investment career during the 1920's. One lesson he learned is that while great prosperity affords an advantageous time for selling stocks, extreme economic slumps can create opportunities for purchase. Indeed, many of our portfolio managers, who follow the value-conscious investing approach of our founder, are looking at recent market conditions as an opportunity to buy companies whose shares we believe have been unjustifiably beaten down by indiscriminate selling, but that we have identified as having strong prospects over time. While investors may be facing a sustained market downturn, we continue to believe that patience, along with staying invested in the market, are important considerations for long-term investors.

A second principle is to stay diversified across different types of investments. The global scope of the current market weakness poses challenges for this basic investment axiom. But the turbulence makes now a good time to reassess your portfolio and make sure that your investments continue to meet your needs. We believe you should work closely with your financial advisor to find the mix of stocks, bonds and money market assets that is best aligned to your particular risk tolerance and investment objective.

As the investment markets sort through the continuing crisis in the financial industry, we are staying focused on the fundamentals and risk management. With more than 80 years of experience behind us, we have learned how to navigate turbulent markets. At Pioneer Investments, risk management has always been a critical part of our culture -- not just during periods of extraordinary volatility. Our investment process is based on fundamental research, quantitative analysis and active portfolio management. This three-pillared process, which we apply to each of our portfolios, is supported by an integrated team approach and is designed to carefully balance risk and reward. While we see potential chances for making money in many corners of the market, it takes


2    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08
research and experience to separate solid investment opportunities from speculation.

We invite you to learn more about Pioneer and our time-tested approach to investing by consulting with your financial advisor or visiting us online at www.pioneerinvestments.com. Thank you for investing with Pioneer.

Sincerely,

/s/Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.


                      Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    3

Portfolio Management Discussion | 10/31/08

A spreading credit crisis undermined the health of the overall U.S. economy and caused a sharp downturn in the equity market during the 12 months ended October 31, 2008. Widening problems in the financials sector especially affected the mid-cap value market, which includes the stocks of many financial corporations. In the following discussion, Rod Wright, portfolio manager of the Pioneer Mid Cap Value Fund, provides an update on the Fund and the factors that influenced its performance during the 12-month period.

Q  How did the Fund perform during the 12 months ended October 31, 2008?

A Pioneer Mid Cap Value Fund Class A shares had a total return of -36.70% at net asset value for the fiscal year ended October 31. During the same 12 months, the Fund's benchmark, the Russell Midcap Value Index (the Russell Index), returned -38.83%, while the broad-market Standard & Poor's 500 Index (the S&P 500) returned -36.08%. Over the same 12-month period, the average return of the 362 mutual funds in Lipper Analytical Service's Mid Cap Value category was -39.25%.

Q What were the principal factors affecting the Fund's performance during the 12-month period?

A The investment environment for equities was very difficult, as problems that began in the credit markets spread and affected the general economy. Economic activity contracted in the third quarter of 2008 -- the final quarter of the Fund's fiscal year. Consumers, who had helped propel the economy's expansion, abruptly curtailed their spending, leading to sharp cutbacks in expectations for retailers and other consumer-sensitive corporations. Because they had the most exposure to the credit markets and the greatest vulnerability to swings in the capital markets, financial stocks performed particularly poorly, as investors tried to avoid any securities that carried credit risk. This particularly affected the benchmark Russell Mid Cap Value Index, in which financial companies have a 31% weight. By comparison, just 5.7% of the Russell Midcap Growth Index is in financial stocks.

   We were disappointed with the Fund's negative results during the period, despite the Fund's outperformance of the Russell Midcap Value Index and its Lipper peer group. In general, we positioned the Fund defensively, which helped overall returns relative to the Russell Index during a tumultuous period in the market. Our long-term discipline for the Fund focuses on individual stock selection rather than sector positioning, and the Fund's weightings of any individual sector or industry tend to be the result of


4    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08
   stock-selection decisions rather than deliberate allocations. As a result of our stock selections, the Fund's underweighted position in the financials sector supported performance on a relative basis. Selections in telecommunication services and consumer staples also helped, as did investments in the consumer discretionary, industrials and health care groups. However, the Fund's underweight position in the energy sector, combined with poor results among the energy corporations in which we did invest, detracted from relative results. Investments in materials and, to a lesser extent, information technology also hurt performance. The Fund's positioning in the utilities sector did not appreciably impact on overall results.

Q What individual investments most influenced the Fund's performance during the 12 months ended October 31, 2008?

A The largest single positive contributor to performance was the Fund's investment in insurance company UNUM, which reaped the benefit from a prior restructuring program that strengthened its balance sheet, improved its operations, and resulted in credit rating upgrades by two major ratings services -- a rarity for a financial company in the current environment. Another financials holding that was able to withstand the worst effects of the credit crisis and contribute to the Fund's performance was PNC Financial Services, a regional banking and financial services company. In addition, three Fund holdings were the subject of takeover proposals within their industries, helping lift their stock valuations. Barr Pharmaceuticals, a specialty pharmaceutical company, received an acquisition offer from Teva Pharmaceuticals; Anheuser-Busch was the recipient of a buyout proposal from Belgian brewer Inbev; and Wm. Wrigley & Co. was acquired by Mars. Other holdings that supported the Fund's results included: cosmetics company Estee Lauder; health care services provider Omnicare; industrial supplier W.W. Grainger; and supermarket chain Kroger. The Fund also avoided some of the Russell Mid Cap Value Index's worst performers during the period, such as insurer XL Capital, which also helped relative performance.

   On the negative side, the biggest single detractor from the Fund's performance was First Marblehead, a financials firm specializing in securitizing student loans. We sold our position in the company, whose ability to package student loans into securities for investors was severely affected by the disruptions in the credit markets.

   In addition to the adverse impact of the Fund's underweight position in the energy sector, some of its energy investments did not perform well. Independent oil refiner Tesoro was hurt when the price of crude oil increased much more rapidly than prices for refined products, such as gasoline and heating oil. We sold that investment and also liquidated the Fund's holding in another disappointing energy-related company, KBR, Inc. We were concerned about the sustainability of the revenue growth for KBR, which is


                      Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    5
   involved in defense department contract services, as well as energy services. In the materials group, investments in Freeport-McMoRan Copper & Gold and fertilizer corporation Mosaic both fell in value when demand for commodities softened amid concerns about the global economy. Harman International, which produces electronics equipment for the automotive industry, and Infineon Technology, a semiconductor corporation, were two other investments that held back the Fund's performance.

Q  What is your investment outlook?

A We remain cautious and have sought to position the Fund defensively, as we think the full effects of the financial crisis have yet to be felt. We think the problems in the economy are significant and are likely to persist because a significant amount of bad debt still needs to be worked through.

   However, despite the travails of the past year, we think the market downdraft has created some good opportunities in the share prices of higher-quality companies whose stocks have declined dramatically in the wake of the massive sell-off. We intend to take advantage of attractive prices for sound companies with solid balance sheets and healthy businesses, which we think have the potential to hold up well even if the market slump continues.

Please refer to the Schedule of Investments on pages 16-24 for a full listing of Fund securities.

Investments in mid-sized companies may offer the potential for higher returns, but are also subject to greater short-term price fluctuations than larger, more established companies. Investing in foreign and/or emerging markets securities involves risks relating to interest rates, currency exchange rates, economic, and political conditions. At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors.

Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These opinions should not be relied upon for any other purposes.


6    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

Portfolio Summary | 10/31/08

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA IS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

U.S. Common Stocks                                                         84.3%
Temporary Cash Investments                                                 15.7%


Sector Distribution
--------------------------------------------------------------------------------
(As a percentage of equity holdings)

[THE FOLLOWING DATA IS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

Financials                                                                 25.7%
Information Technology                                                     13.1%
Utilities                                                                  11.5%
Industrials                                                                11.2%
Health Care                                                                10.8%
Consumer Staples                                                            9.3%
Consumer Discretionary                                                      8.2%
Materials                                                                   5.0%
Energy                                                                      4.7%
Telecommunication Services                                                  0.5%


10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of equity holdings)*

 1.    Unum Group                                                          3.36%
 2.    Omnicare, Inc.                                                      3.34
 3.    Aon Corp.                                                           3.06
 4.    W.W. Grainger, Inc.                                                 3.04
 5.    Waste Management, Inc.                                              2.94
 6.    Ball Corp.                                                          2.59
 7.    The Interpublic Group of Companies, Inc.                            2.41
 8.    Equifax, Inc.                                                       2.37
 9.    NSTAR                                                               2.22
10.    NCR Corp.                                                           2.18

* This list excludes temporary cash and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.


                      Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    7

Prices and Distributions | 10/31/08

Net Asset Value per Share
--------------------------------------------------------------------------------

     Class                         10/31/08                   10/31/07
       A                           $ 15.04                    $ 25.62
--------------------------------------------------------------------------------
       B                           $ 12.47                    $ 21.65
--------------------------------------------------------------------------------
       C                           $ 12.38                    $ 21.48
--------------------------------------------------------------------------------
       R                           $ 14.82                    $ 25.26
--------------------------------------------------------------------------------
       Y                           $ 15.76                    $ 26.73
--------------------------------------------------------------------------------

Distributions per Share: 11/1/07-10/31/08
--------------------------------------------------------------------------------

                  Net Investment        Short-Term        Long-Term
     Class           Income            Capital Gains     Capital Gains
       A            $ 0.0980             $ 0.3182          $ 1.3465
--------------------------------------------------------------------------------
       B            $     --             $ 0.3182          $ 1.3465
--------------------------------------------------------------------------------
       C            $     --             $ 0.3182          $ 1.3465
--------------------------------------------------------------------------------
       R            $ 0.0405             $ 0.3182          $ 1.3465
--------------------------------------------------------------------------------
       Y            $ 0.1798             $ 0.3182          $ 1.3465
--------------------------------------------------------------------------------


8    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

Performance Update | 10/31/08                          Class A Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Mid Cap Value Fund at public offering price, compared to that of the Russell Midcap Value Index.

Average Annual Total Returns
(As of October 31, 2008)
--------------------------------------------------------------------
                                      Net Asset     Public Offering
Period                                Value (NAV)   Price (POP)
--------------------------------------------------------------------
10 Years                                  6.38%           5.75%
5 Years                                   2.24            1.03
1 Year                                  -36.70          -40.34
--------------------------------------------------------------------

Expense Ratio
(Per prospectus dated March 1, 2008)
--------------------------------------------------------------------
                                          Gross           Net
--------------------------------------------------------------------
                                          1.03%           1.03%
--------------------------------------------------------------------

[THE FOLLOWING DATA IS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

----------------------------------------------------------------------------
Date            Pioneer Mid Cap Value Fund       Russell Mid-Cap Value Index
----------------------------------------------------------------------------
 10/98          $9,425                           $10,000
----------------------------------------------------------------------------
                $10,370                          $10,570
----------------------------------------------------------------------------
 10/00          $12,444                          $11,822
----------------------------------------------------------------------------
                $12,675                          $11,660
----------------------------------------------------------------------------
 10/02          $11,915                          $11,313
----------------------------------------------------------------------------
                $15,659                          $15,100
----------------------------------------------------------------------------
 10/04          $18,423                          $18,081
----------------------------------------------------------------------------
                $20,616                          $21,607
----------------------------------------------------------------------------
 10/06          $23,731                          $26,040
----------------------------------------------------------------------------
                $27,638                          $28,573
----------------------------------------------------------------------------
 10/08          $17,494                          $17,479
----------------------------------------------------------------------------

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. POP returns reflect deduction of maximum 5.75% sales charge. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ. Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell Midcap Value Index measures the performance of U.S. mid-cap value stocks. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an index.


                      Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    9

Performance Update | 10/31/08                          Class B Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Mid Cap Value Fund, compared to that of the Russell Midcap Value Index.


                   Average Annual Total Returns
                     (As of October 31, 2008)
------------------------------------------------------------------
                                        If             If
Period                                  Held           Redeemed
------------------------------------------------------------------
 10 Years                                 5.45%          5.45%
 5 Years                                  1.30           1.30
 1 Year                                 -37.32         -39.62
------------------------------------------------------------------

 Expense Ratio
 (Per prospectus dated March 1, 2008)
------------------------------------------------------------------
                                           Gross           Net
------------------------------------------------------------------
                                             1.97%         1.97%
------------------------------------------------------------------

[THE FOLLOWING DATA IS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

----------------------------------------------------------------------------
Date            Pioneer Mid Cap Value Fund       Russell Mid-Cap Value Index
----------------------------------------------------------------------------
 10/98          $10,000                          $10,000
----------------------------------------------------------------------------
                $10,911                          $10,570
----------------------------------------------------------------------------
 10/00          $12,989                          $11,822
----------------------------------------------------------------------------
                $13,121                          $11,660
----------------------------------------------------------------------------
 10/02          $12,234                          $11,313
----------------------------------------------------------------------------
                $15,939                          $15,100
----------------------------------------------------------------------------
 10/04          $18,591                          $18,081
----------------------------------------------------------------------------
                $20,600                          $21,607
----------------------------------------------------------------------------
 10/06          $23,502                          $26,040
----------------------------------------------------------------------------
                $27,118                          $28,573
----------------------------------------------------------------------------
 10/08          $16,999                          $17,479
----------------------------------------------------------------------------


Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

"If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. "If Redeemed" returns reflect the deduction of applicable contingent deferred sales charge
(CDSC). Effective December 1, 2004, the period during which a CDSC is applied to withdrawals was shortened to 5 years. The maximum CDSC for Class B shares continues to be 4%. For more complete information, please see the prospectus for details. Note: Shares purchased prior to December 1, 2004 remain subject to the CDSC in effect at the time you purchased those shares. For performance information for shares purchased prior to December 1, 2004, please visit pioneerinvestments.com. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell Midcap Value Index measures the performance of U.S. mid-cap value stocks. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an index.


10    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

Performance Update | 10/31/08                          Class C Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Mid Cap Value Fund, compared to that of the Russell Midcap Value Index.


                   Average Annual Total Returns
                     (As of October 31, 2008)
------------------------------------------------------------------
                                        If             If
Period                                  Held           Redeemed
------------------------------------------------------------------
 10 Years                                 5.46%          5.46%
 5 Years                                  1.38           1.38
 1 Year                                 -37.23         -37.23
------------------------------------------------------------------

 Expense Ratio
 (Per prospectus dated March 1, 2008)
------------------------------------------------------------------
                                           Gross           Net
------------------------------------------------------------------
                                           1.87%           1.87%
------------------------------------------------------------------

[THE FOLLOWING DATA IS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

----------------------------------------------------------------------------
Date            Pioneer Mid Cap Value Fund       Russell Mid-Cap Value Index
----------------------------------------------------------------------------
 10/98          $10,000                          $10,000
----------------------------------------------------------------------------
                $10,902                          $10,570
----------------------------------------------------------------------------
 10/00          $12,965                          $11,822
----------------------------------------------------------------------------
                $13,089                          $11,660
----------------------------------------------------------------------------
 10/02          $12,192                          $11,313
----------------------------------------------------------------------------
                $15,887                          $15,100
----------------------------------------------------------------------------
 10/04          $18,525                          $18,081
----------------------------------------------------------------------------
                $20,552                          $21,607
----------------------------------------------------------------------------
 10/06          $23,472                          $26,040
----------------------------------------------------------------------------
                $27,100                          $28,573
----------------------------------------------------------------------------
 10/08          $17,010                          $17,479
----------------------------------------------------------------------------


Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). The performance of Class C shares does not reflect the 1% front-end sales charge in effect prior to February 1, 2004. If you paid a 1% sales charge, your returns would be lower than those shown above. "If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ. Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell Midcap Value Index measures the performance of U.S. mid-cap value stocks. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an index.


                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    11

Performance Update | 10/31/08                          Class R Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Mid Cap Value Fund, compared to that of the Russell Midcap Value Index.


                   Average Annual Total Returns
                     (As of October 31, 2008)
------------------------------------------------------------------
                                        If             If
Period                                  Held           Redeemed
------------------------------------------------------------------
 10 Years                                 6.03%          6.03%
 5 Years                                  2.02           2.02
 1 Year                                 -36.83         -36.83
------------------------------------------------------------------

 Expense Ratio
 (Per prospectus dated March 1, 2008)
---------------------------------------------------------------------
                                           Gross           Net
------------------------------------------------------------------
                                           1.33%           1.33%
------------------------------------------------------------------

[THE FOLLOWING DATA IS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

----------------------------------------------------------------------------
Date            Pioneer Mid Cap Value Fund       Russell Mid-Cap Value Index
----------------------------------------------------------------------------
 10/98          $10,000                          $10,000
----------------------------------------------------------------------------
                $10,948                          $10,570
----------------------------------------------------------------------------
 10/00          $13,072                          $11,822
----------------------------------------------------------------------------
                $13,248                          $11,660
----------------------------------------------------------------------------
 10/02          $12,392                          $11,313
----------------------------------------------------------------------------
                $16,253                          $15,100
----------------------------------------------------------------------------
 10/04          $19,097                          $18,081
----------------------------------------------------------------------------
                $21,330                          $21,607
----------------------------------------------------------------------------
 10/06          $24,485                          $26,040
----------------------------------------------------------------------------
                $28,438                          $28,573
----------------------------------------------------------------------------
 10/08          $17,963                          $17,479
----------------------------------------------------------------------------


Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

The performance of Class R shares for the period prior to the commencement of operations of Class R shares on April 1, 2003, is based on the performance of Class A shares, reduced to reflect the higher distribution and service fees of Class R shares. For the period after April 1, 2003, the actual performance of Class R shares is reflected. Class R shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ. Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell Midcap Value Index measures the performance of U.S. mid-cap value stocks. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an index.


12    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

Performance Update | 10/31/08                          Class Y Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Mid Cap Value Fund, compared to that of the Russell Midcap Value Index.


                   Average Annual Total Returns
                     (As of October 31, 2008)
------------------------------------------------------------------
                                        If             If
Period                                  Held           Redeemed
------------------------------------------------------------------
 10 Years                                 6.88%          6.88%
 5 Years                                  2.72           2.72
 1 Year                                 -36.41         -36.41
------------------------------------------------------------------


 Expense Ratio
 (Per prospectus dated March 1, 2008)
------------------------------------------------------------------
                                           Gross           Net
------------------------------------------------------------------
                                           0.68%           0.68%
------------------------------------------------------------------

[THE FOLLOWING DATA IS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

----------------------------------------------------------------------------
Date            Pioneer Mid Cap Value Fund       Russell Mid-Cap Value Index
----------------------------------------------------------------------------
 10/98          $10,000                          $10,000
----------------------------------------------------------------------------
                $11,054                          $10,570
----------------------------------------------------------------------------
 10/00          $13,327                          $11,822
----------------------------------------------------------------------------
                $13,642                          $11,660
----------------------------------------------------------------------------
 10/02          $12,886                          $11,313
----------------------------------------------------------------------------
                $17,019                          $15,100
----------------------------------------------------------------------------
 10/04          $20,121                          $18,081
----------------------------------------------------------------------------
                $22,657                          $21,607
----------------------------------------------------------------------------
 10/06          $26,190                          $26,040
----------------------------------------------------------------------------
                $30,602                          $28,573
----------------------------------------------------------------------------
 10/08          $19,458                          $17,479
----------------------------------------------------------------------------


Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Performance for periods prior to the inception of Class Y shares reflects the NAV performance of the Fund's Class A shares. The performance does not reflect differences in expenses, including the Rule 12b-1 fees applicable to Class A shares. Since fees for Class A shares are generally higher than those of Class Y shares, the performance shown for Class Y shares prior to their inception would have been higher. Class Y shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds and can be rescinded at any time. See the prospectus and financial statements for complete details.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell Midcap Value Index measures the performance of U.S. mid-cap value stocks. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an index.


                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    13

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2) transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.


Using the Tables
--------------------------------------------------------------------------------
Actual Expenses


The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

1.  Divide your account value by $1,000
    Example: an $8,600 account value [divided by] $1,000 = 8.6

2. Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Mid Cap Value Fund

Based on actual returns from May 1, 2008 through October 31, 2008.


-----------------------------------------------------------------------------------------------------------------
 Share Class                           A               B               C               R               Y
-----------------------------------------------------------------------------------------------------------------
 Beginning Account                 $1,000.00       $1,000.00       $1,000.00       $1,000.00       $1,000.00
 Value on 5/1/08
-----------------------------------------------------------------------------------------------------------------
 Ending Account Value                $712.52         $709.29         $709.51         $711.85         $714.49
 (after expenses) on 10/31/08
-----------------------------------------------------------------------------------------------------------------
 Expenses Paid                         $4.86           $8.94           $8.47           $6.02           $3.06
 During Period*
-----------------------------------------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.13%, 2.08%, 1.97%, 1.40%, and 0.71% for Class A, Class B, Class C, Class R and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the partial year period).


14    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.


You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Mid Cap Value Fund

Based on a hypothetical 5% per year return before expenses, reflecting the period from May 1, 2008 through October 31, 2008.


------------------------------------------------------------------------------------------------------------
 Share Class                           A               B               C               R               Y
------------------------------------------------------------------------------------------------------------
 Beginning Account                 $1,000.00       $1,000.00       $1,000.00       $1,000.00       $1,000.00
 Value on 5/1/08
------------------------------------------------------------------------------------------------------------
 Ending Account Value              $1,019.46       $1,014.68       $1,015.23       $1,018.10       $1,021.57
 (after expenses) on 10/31/08
------------------------------------------------------------------------------------------------------------
 Expenses Paid                         $5.74          $10.53           $9.98           $7.10           $3.61
 During Period*
------------------------------------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.13%, 2.08%, 1.97%, 1.40%, and 0.71% for Class A, Class B, Class C, Class R and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the partial year period).


                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    15

Schedule of Investments | 10/31/08


--------------------------------------------------------------------------
Shares                                                      Value
--------------------------------------------------------------------------
               COMMON STOCKS -- 96.4%
               ENERGY -- 4.5%
               Integrated Oil & Gas -- 0.8%
  450,000      USX-Marathon Group, Inc.                     $   13,095,000
--------------------------------------------------------------------------
               Oil & Gas Drilling -- 0.7%
  300,000      ENSCO International, Inc.                    $   11,403,000
--------------------------------------------------------------------------
               Oil & Gas Equipment & Services -- 0.7%
  600,000      Weatherford International, Inc.*(b)          $   10,128,000
--------------------------------------------------------------------------
               Oil & Gas Exploration & Production -- 0.7%
  133,700      Devon Energy Corp.                           $   10,810,982
--------------------------------------------------------------------------
               Oil & Gas Storage & Transportation -- 1.6%
2,550,000      El Paso Corp. (b)                            $   24,735,000
                                                            --------------
               Total Energy                                 $   70,171,982
--------------------------------------------------------------------------
               MATERIALS -- 4.8%
               Diversified Chemical -- 0.6%
  376,600      Dow Chemical Co.                             $   10,043,922
--------------------------------------------------------------------------
               Gold -- 0.6%
  325,000      Newmont Mining Corp. (b)                     $    8,560,500
--------------------------------------------------------------------------
               Industrial Gases -- 1.1%
  298,000      Air Products & Chemicals, Inc.               $   17,322,740
--------------------------------------------------------------------------
               Metal & Glass Containers -- 2.5%
1,125,000      Ball Corp.                                   $   38,475,000
                                                            --------------
               Total Materials                              $   74,402,162
--------------------------------------------------------------------------
               CAPITAL GOODS -- 3.3%
               Construction & Engineering -- 0.4%
  400,000      KBR, Inc.                                    $    5,936,000
--------------------------------------------------------------------------
               Trading Companies & Distributors -- 2.9%
  575,000      W.W. Grainger, Inc. (b)                      $   45,177,750
                                                            --------------
               Total Capital Goods                          $   51,113,750
--------------------------------------------------------------------------
               COMMERCIAL SERVICES & SUPPLIES -- 7.5%
               Environmental & Facilities Services -- 3.4%
  400,000      Republic Services, Inc. (b)                  $    9,480,000
1,400,000      Waste Management, Inc. (b)                       43,722,000
                                                            --------------
                                                            $   53,202,000
--------------------------------------------------------------------------
               Office Services & Supplies -- 1.8%
  775,000      Avery Dennison Corp. (b)                     $   27,140,500
--------------------------------------------------------------------------
               Research & Consulting Services -- 2.3%
1,350,000      Equifax, Inc.                                $   35,208,000
                                                            --------------
               Total Commercial Services & Supplies         $  115,550,500
--------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


16    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

------------------------------------------------------------------------------
Shares                                                          Value
------------------------------------------------------------------------------
               CONSUMER DURABLES & APPAREL -- 1.1%
               Apparel, Accessories & Luxury Goods -- 0.1%
  200,000      Liz Claiborne, Inc.                              $    1,630,000
------------------------------------------------------------------------------
               Homebuilding -- 0.6%
1,200,000      D.R. Horton, Inc. (b)                            $    8,856,000
------------------------------------------------------------------------------
               Housewares & Specialties -- 0.4%
  150,000      Fortune Brands, Inc. (b)                         $    5,721,000
                                                                --------------
               Total Consumer Durables & Apparel                $   16,207,000
------------------------------------------------------------------------------
               CONSUMER SERVICES -- 0.3%
               Casinos & Gaming -- 0.3%
  250,000      MGM Mirage*(b)                                   $    4,115,000
                                                                --------------
               Total Consumer Services                          $    4,115,000
------------------------------------------------------------------------------
               MEDIA -- 4.9%
               Advertising -- 2.3%
6,900,000      The Interpublic Group of Companies, Inc.*(b)     $   35,811,000
------------------------------------------------------------------------------
               Broadcasting -- 1.0%
1,550,000      CBS Corp. (Class B) (b)                          $   15,050,500
------------------------------------------------------------------------------
               Movies & Entertainment -- 1.6%
  300,000      The Walt Disney Co.                              $    7,770,000
  850,000      Viacom, Inc. (Class B)*                              17,187,000
                                                                --------------
                                                                $   24,957,000
                                                                --------------
               Total Media                                      $   75,818,500
------------------------------------------------------------------------------
               RETAILING -- 1.7%
               Apparel Retail -- 1.1%
  100,000      Abercrombie & Fitch Co.                          $    2,896,000
1,100,000      Gap, Inc. (b)                                        14,234,000
                                                                --------------
                                                                $   17,130,000
------------------------------------------------------------------------------
               Department Stores -- 0.6%
  350,000      J.C. Penney Co., Inc.                            $    8,372,000
                                                                --------------
               Total Retailing                                  $   25,502,000
------------------------------------------------------------------------------
               FOOD & DRUG RETAILING -- 3.0%
               Food Retail -- 3.0%
  600,000      Kroger Co.                                       $   16,476,000
1,409,600      Safeway, Inc.                                        29,982,192
                                                                --------------
                                                                $   46,458,192
                                                                --------------
               Total Food & Drug Retailing                      $   46,458,192
------------------------------------------------------------------------------
               FOOD, BEVERAGE & TOBACCO -- 3.8%
               Brewers -- 1.0%
  425,000      Molson Coors Brewing Co. (Class B) (b)           $   15,878,000
------------------------------------------------------------------------------
               Packaged Foods & Meats -- 0.9%
  300,000      The J.M. Smucker Co. (b)                         $   13,368,000
------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    17

------------------------------------------------------------------------------
Shares                                                          Value
------------------------------------------------------------------------------
               Tobacco -- 1.9%
  450,000      Lorillard, Inc.                                  $   29,637,000
                                                                --------------
               Total Food, Beverage & Tobacco                   $   58,883,000
------------------------------------------------------------------------------
               HOUSEHOLD & PERSONAL PRODUCTS -- 2.1%
               Household Products -- 0.7%
  220,000      Energizer Holdings, Inc.*(b)                     $   10,749,200
------------------------------------------------------------------------------
               Personal Products -- 1.4%
  600,000      Estee Lauder Co. (b)                             $   21,624,000
                                                                --------------
               Total Household & Personal Products              $   32,373,200
------------------------------------------------------------------------------
               HEALTH CARE EQUIPMENT & SERVICES -- 7.2%
               Health Care Distributors -- 1.2%
  500,000      Cardinal Health, Inc.                            $   19,100,000
------------------------------------------------------------------------------
               Health Care Equipment -- 1.0%
  341,000      Zimmer Holdings, Inc.*                           $   15,832,630
------------------------------------------------------------------------------
               Health Care Services -- 3.2%
1,800,000      Omnicare, Inc. (b)                               $   49,626,000
------------------------------------------------------------------------------
               Health Care Supplies -- 0.6%
  550,000      Cooper Co., Inc. (b)                             $    9,064,000
------------------------------------------------------------------------------
               Managed Health Care -- 1.2%
  376,100      AETNA, Inc.                                      $    9,353,607
  523,100      CIGNA Corp.                                           8,526,530
                                                                --------------
                                                                $   17,880,137
                                                                --------------
               Total Health Care Equipment & Services           $  111,502,767
------------------------------------------------------------------------------
               PHARMACEUTICALS & BIOTECHNOLOGY -- 3.2%
               Life Sciences Tools & Services -- 0.6%
  228,000      Thermo Fisher Scientific, Inc.*                  $    9,256,800
------------------------------------------------------------------------------
               Pharmaceuticals -- 2.6%
  325,000      Barr Pharmaceuticals, Inc.*                      $   20,884,500
  825,000      Forest Laboratories, Inc.*                           19,164,750
                                                                --------------
                                                                $   40,049,250
                                                                --------------
               Total Pharmaceuticals & Biotechnology            $   49,306,050
------------------------------------------------------------------------------
               BANKS -- 7.5%
               Regional Banks -- 4.7%
  250,000      City National Corp. (b)                          $   13,382,500
  925,000      KeyCorp (b)                                          11,312,750
  550,000      Marshall & Ilsley Corp. (b)                           9,916,500
  350,000      PNC Bank Corp.                                       23,334,500
  356,663      Zions Bancorporation (b)                             13,592,427
                                                                --------------
                                                                $   71,538,677
------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


18    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

------------------------------------------------------------------------------
Shares                                                          Value
------------------------------------------------------------------------------
               Thrifts & Mortgage Finance -- 2.8%
  1,100,000    New York Community Bancorp, Inc. (b)             $   17,193,000
  1,500,000    People's Bank                                        26,250,000
                                                                --------------
                                                                $   43,443,000
                                                                --------------
               Total Banks                                      $  114,981,677
------------------------------------------------------------------------------
               DIVERSIFIED FINANCIALS -- 3.6%
               Asset Management & Custody Banks -- 1.3%
    190,000    Franklin Resources, Inc.                         $   12,920,000
    300,000    Legg Mason, Inc. (b)                                  6,657,000
                                                                --------------
                                                                $   19,577,000
------------------------------------------------------------------------------
               Investment Banking & Brokerage -- 1.3%
    675,000    Lazard, Ltd. (b)                                 $   20,364,750
------------------------------------------------------------------------------
               Specialized Finance -- 1.0%
     57,500    CME Group, Inc. (b)                              $   16,223,625
                                                                --------------
               Total Diversified Financials                     $   56,165,375
------------------------------------------------------------------------------
               INSURANCE -- 9.6%
               Insurance Brokers -- 3.0%
  1,075,000    Aon Corp.                                        $   45,472,500
------------------------------------------------------------------------------
               Life & Health Insurance -- 3.4%
    150,000    Lincoln National Corp.                           $    2,586,000
  3,175,000    Unum Group                                           50,006,250
                                                                --------------
                                                                $   52,592,250
------------------------------------------------------------------------------
               Property & Casualty Insurance -- 1.3%
  1,450,000    Progressive Corp. (b)                            $   20,691,500
------------------------------------------------------------------------------
               Reinsurance -- 1.9%
    625,000    Renaissancere Holdings, Ltd.                     $   28,687,500
                                                                --------------
               Total Insurance                                  $  147,443,750
------------------------------------------------------------------------------
               REAL ESTATE -- 4.2%
               Diversified Real Estate Investment Trusts -- 0.6%
    125,000    Vornado Realty Trust (b)                         $    8,818,750
------------------------------------------------------------------------------
               Mortgage Real Estate Investment Trusts -- 1.9%
  2,100,000    Annaly Capital Management, Inc. (b)              $   29,190,000
------------------------------------------------------------------------------
               Office Real Estate Investment Trusts -- 0.5%
    120,000    Boston Properties, Inc. (b)                      $    8,505,600
------------------------------------------------------------------------------
               Residential Real Estate Investment Trusts -- 0.6%
    250,000    Equity Residential Property Trust (b)            $    8,732,500
------------------------------------------------------------------------------
               Specialized Real Estate Investment Trusts -- 0.6%
    110,000    Public Storage, Inc. (b)                         $    8,965,000
                                                                --------------
               Total Real Estate                                $   64,211,850
------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    19

------------------------------------------------------------------------------
Shares                                                          Value
------------------------------------------------------------------------------
               SOFTWARE & SERVICES -- 2.7%
               Data Processing & Outsourced Services -- 2.7%
  698,000      Western Union Co.                                $   10,651,480
1,050,000      Computer Sciences Corp.*                             31,668,000
                                                                --------------
                                                                $   42,319,480
                                                                --------------
               Total Software & Services                        $   42,319,480
------------------------------------------------------------------------------
               TECHNOLOGY HARDWARE & EQUIPMENT -- 7.3%
               Computer Hardware -- 5.1%
1,225,000      Dell, Inc.*                                      $   14,883,750
1,775,000      NCR Corp.*                                           32,447,000
2,050,000      Teradata Corp.*                                      31,549,500
                                                                --------------
                                                                $   78,880,250
------------------------------------------------------------------------------
               Computer Storage & Peripherals -- 0.8%
1,097,000      EMC Corp.*(b)                                    $   12,922,660
------------------------------------------------------------------------------
               Office Electronics -- 1.4%
2,750,000      Xerox Corp.                                      $   22,055,000
                                                                --------------
               Total Technology Hardware & Equipment            $  113,857,910
------------------------------------------------------------------------------
               SEMICONDUCTORS -- 2.5%
               Semiconductor Equipment -- 1.0%
1,225,000      Applied Materials, Inc.                          $   15,814,750
------------------------------------------------------------------------------
               Semiconductors -- 1.5%
  600,000      Analog Devices, Inc.                             $   12,816,000
1,093,700      NVIDIA Corp.*                                         9,580,812
                                                                --------------
                                                                $   22,396,812
                                                                --------------
               Total Semiconductors                             $   38,211,562
------------------------------------------------------------------------------
               TELECOMMUNICATION SERVICES -- 0.5%
               Integrated Telecommunication Services -- 0.5%
1,000,000      Windstream Corp.                                 $    7,510,000
                                                                --------------
               Total Telecommunication Services                 $    7,510,000
------------------------------------------------------------------------------
                UTILITIES -- 11.1%
               Electric Utilities -- 4.1%
  625,000      American Electric Power Co., Inc.*               $   20,393,750
  700,000      Edison International LLC                             24,913,000
  350,000      Firstenergy Corp.                                    18,256,000
                                                                --------------
                                                                $   63,562,750
------------------------------------------------------------------------------
               Gas Utilities -- 1.1%
  481,700      Questar Corp.                                    $   16,599,382
------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

20    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

----------------------------------------------------------------------------------------------
 Shares                                                                         Value
----------------------------------------------------------------------------------------------
                Multi-Utilities -- 5.9%
  1,000,000     NSTAR                                                           $   33,050,000
    300,000     PG&E Corp.                                                          11,001,000
    538,600     Public Service Enterprise Group, Inc.                               15,161,590
    750,000     Sempra Energy                                                       31,942,500
                                                                                --------------
                                                                                $   91,155,090
                                                                                --------------
                Total Utilities                                                 $  171,317,222
----------------------------------------------------------------------------------------------
                TOTAL COMMON STOCKS
                (Cost $1,843,741,405)                                           $1,487,422,929
----------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
Principal
Amount
----------------------------------------------------------------------------------------------
                  TEMPORARY CASH INVESTMENTS -- 17.9%
                  Repurchase Agreements -- 3.1%
$  9,685,000      Bank of America, 0.07%, dated 10/31/08, repurchase price
                  of $9,685,000 plus accrued interest on 11/3/08
                  collateralized by $9,504,184 U.S. Treasury Note, 3.375%,
                  6/30/13                                                       $    9,685,000
   9,690,000      Bank of America, 0.21%, dated 10/31/08, repurchase price
                  of $9,690,000 plus accrued interest on 11/3/08
                  collateralized by $10,365,050 Freddie Mac Giant,
                  5.0 - 6.0%, 5/1/38 - 9/1/38                                        9,690,000
   9,690,000      Barclays Plc, 0.25%, dated 10/31/08, repurchase price of
                  $9,690,000 plus accrued interest on 11/3/08 collateralized
                  by $10,462,315 Freddie Mac Giant, 6.0%, 5/1/38                     9,690,000
   9,690,000      Deutsche Bank, 0.25%, dated 10/31/08, repurchase price
                  of $9,690,000 plus accrued interest on 11/3/08
                  collateralized by the following:
                    $1,481,666 Freddie Mac Giant, 5.0 - 7.0%,
                      3/1/37 - 2/1/38
                    $3,499,519 Federal Home Loan Mortgage Corp.,
                      5.602 - 6.277%, 10/1/36 - 8/1/37
                    $7,143,454 Federal National Mortgage Association
                      (ARM), 4.857 - 5.86%, 8/1/16 - 10/1/37
                    $221,322 Government National Mortgage Association,
                      7.0%, 9/15/38                                                  9,690,000
   9,690,000      JP Morgan & Chase Co., 0.2%, dated 10/31/08, repurchase
                  price of $9,690,000 plus accrued interest on 11/3/08
                  collateralized by $10,353,509 Federal National Mortgage
                  Association, 5.0 - 5.5%, 2/1/38 - 10/1/38                          9,690,000
                                                                                --------------
                                                                                $   48,445,000
----------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    21

----------------------------------------------------------------------------------
Principal
Amount                                                              Value
----------------------------------------------------------------------------------
                 Security Lending Collateral -- 14.8% (c)
                 Certificates of Deposit:
$ 5,037,398      Abbey National Plc, 3.15%, 8/13/09                 $    5,037,398
  5,037,398      Banco Santander NY, 3.09%, 12/22/08                     5,037,398
  1,823,492      Bank of Scotland NY, 2.89%, 11/4/08                     1,823,492
  3,031,556      Bank of Scotland NY, 2.96%, 11/3/08                     3,031,556
  8,068,954      Bank of Scotland NY, 3.01%, 6/5/09                      8,068,954
  5,037,398      Bank of Scotland NY, 3.06%, 3/5/09                      5,037,398
  9,094,668      Barclays Bank, 2.85%, 5/27/09                           9,094,668
  1,002,921      Calyon NY, 4.62%, 1/16/09                               1,002,921
    592,635      Calyon NY, 4.62%, 1/16/09                                 592,635
 10,097,589      CBA, 4.87%, 7/16/09                                    10,097,589
  9,094,668      DNB NOR Bank ASA NY, 3.04%, 6/5/09                      9,094,668
  9,254,224      Intesa SanPaolo S.p.A., 2.88%, 5/22/09                  9,254,224
  9,094,668      New York Life Global, 2.99%, 9/4/09                     9,094,668
    478,667      NORDEA NY, 3.68%, 12/1/08                                 478,667
    592,635      NORDEA NY, 4.13%, 4/9/09                                  592,635
  7,567,493      Royal Bank of Canada NY, 3.0%, 8/7/09                   7,567,493
  1,002,921      Skandinavian Enskilda Bank NY, 2.79%, 2/13/09           1,002,921
 10,097,585      Societe Generale, 3.29%, 9/4/09                        10,097,585
  9,094,668      Svenska Bank NY, 4.61%, 7/8/09                          9,094,668
 10,097,589      U.S. Bank NA, 2.91%, 8/24/09                           10,097,589
                                                                    --------------
                                                                    $  115,199,127
----------------------------------------------------------------------------------
                 Commercial Paper:
  9,915,239      American Honda Finance Corp., 4.95%, 7/14/09       $    9,915,239
  5,037,398      Bank of Nova Scotia, 3.14%, 5/5/09                      5,037,398
    957,333      BBVA U.S., 2.83%, 3/12/09                                 957,333
  1,002,921      MetLife, Inc., 2.7%, 11/3/08                            1,002,921
  3,031,556      John Deere Capital Corp., 2.82%, 12/12/08               3,031,556
 10,097,589      Monumental Global Funding, Ltd., 3.2%, 8/17/09         10,097,589
 10,074,795      HSBC Bank, Inc., 3.2%, 8/14/09                         10,074,795
  4,535,937      General Electric Capital Corp., 4.25%, 1/5/09           4,535,937
  5,037,398      General Electric Capital Corp., 2.86%, 3/16/09          5,037,398
  5,037,398      CME Group, Inc., 3.0%, 8/6/09                           5,037,398
  1,869,080      IBM, 2.85%, 2/13/09                                     1,869,080
  5,037,398      IBM, 3.03%, 9/25/09                                     5,037,398
  9,094,666      MetLife Global Funding, 3.19%, 6/12/09                  9,094,666
  8,570,414      Westpac Banking Corp., 2.34%, 6/1/09                    8,570,414
                                                                    --------------
                                                                    $   79,299,122
----------------------------------------------------------------------------------
                 Tri-party Repurchase Agreements:
 20,195,177      ABN Amro, 0.2%, 11/3/08                            $   20,195,177
  2,461,715      Barclays Capital Markets, 0.2%, 11/3/08                 2,461,715
                                                                    --------------
                                                                    $   22,656,892
----------------------------------------------------------------------------------
                 Money Market Mutual Fund:
 10,097,589      JP Morgan, U.S. Government Money Market Fund       $   10,097,589
----------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


22    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

-----------------------------------------------------------------------------
Principal
Amount                                                          Value
-----------------------------------------------------------------------------
                  Other:
$    683,810      ABS CFAT 2008-A A1, 3.005%, 4/27/09          $      683,810
                                                               --------------
                                                               $  227,936,540
-----------------------------------------------------------------------------
                  TOTAL TEMPORARY CASH INVESTMENTS
                  (Cost $276,381,540)                          $  276,381,540
-----------------------------------------------------------------------------
                  TOTAL INVESTMENT IN SECURITIES -- 114.3%
                  (Cost $2,120,122,945)(a)                     $1,763,804,469
-----------------------------------------------------------------------------
                  OTHER ASSETS AND LIABILITIES -- (14.3)%      $ (221,063,337)
-----------------------------------------------------------------------------
                  TOTAL NET ASSETS -- 100.0%                   $1,542,741,132
-----------------------------------------------------------------------------

*     Non-income producing security.

(a) At October 31, 2008, the net unrealized loss on investments based on cost for federal income tax purposes of $2,132,209,141 was as follows:

       Aggregate gross unrealized gain for all investments in which there is an
         excess of value over tax cost                                             $   49,130,270
       Aggregate gross unrealized loss for all investments in which there is an
         excess of tax cost over value                                               (417,534,942)
                                                                                   --------------
       Net unrealized loss                                                         $ (368,404,672)
                                                                                   --------------

(b)   At October 31, 2008, the following securities were out on loan:



------------------------------------------------------------------------------
    Shares         Description                                   Value
------------------------------------------------------------------------------
      500,800     Annaly Capital Management, Inc.               $    6,961,120
      205,100     Avery Dennison Corp.                               7,182,602
      118,500     Boston Properties, Inc.                            8,399,280
    1,271,800     CBS Corp. (Class B)                               12,349,178
      110,900     City National Corp.                                5,936,477
       32,600     CME Group, Inc.                                    9,198,090
      259,200     Cooper Co., Inc.                                   4,271,616
      673,800     D.R. Horton, Inc.                                  4,972,644
      672,700     El Paso Corp.                                      6,525,190
       75,000     EMC Corp.*                                           883,500
       21,200     Energizer Holdings, Inc.*                          1,035,832
      118,000     Equity Residential Property Trust                  4,121,740
       89,600     Estee Lauder Co.                                   3,229,184
        4,000     Fortune Brands, Inc.                                 152,560
       15,700     Gap, Inc.                                            203,158
      963,000     The Interpublic Group of Companies, Inc.*          4,997,970
      278,000     The J.M. Smucker Co.                              12,387,680
      249,300     KeyCorp                                            3,048,939
        9,200     Lazard, Ltd.                                         277,564

The accompanying notes are an integral part of these financial statements.


                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    23

-----------------------------------------------------------------------
    Shares         Description                           Value
-----------------------------------------------------------------------
      278,000     Legg Mason, Inc.                       $    6,168,820
      544,500     Marshall & Ilsley Corp.                     9,817,335
      420,000     MGM Mirage*+                                6,913,200
      385,000     Molson Coors Brewing Co. (Class B)         14,383,600
      510,000     New York Community Bancorp, Inc.            7,971,300
      249,800     Newmont Mining Corp.                        6,579,732
       30,000     Omnicare, Inc.                                827,100
       35,000     Progressive Corp.*                            499,450
       21,000     Public Storage, Inc.                        1,711,500
      196,500     Republic Services, Inc.                     4,657,050
      106,200     Vornado Realty Trust                        7,492,410
       53,800     W.W. Grainger, Inc.                         4,227,066
    1,385,000     Waste Management, Inc.*                    43,253,550
      329,000     Weatherford International, Inc.*            5,553,520
      227,870     Zions Bancorporation                        8,684,126
-----------------------------------------------------------------------
                  Total                                  $  224,874,083
-----------------------------------------------------------------------

+     Pending sale as of October 31, 2008.

(c)   Security lending collateral is managed by Credit Suisse.

Purchases and sales of securities (excluding temporary cash investments) for the year ended October 31, 2008 aggregated $1,369,623,279 and $1,645,874,095, respectively.


The accompanying notes are an integral part of these financial statements.


24    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

Statement of Assets and Liabilities | 10/31/08


ASSETS:
  Investment in securities (including securities loaned of
   $224,874,083) (cost $2,120,122,945)                         $1,763,804,469
  Cash                                                              4,215,685
  Receivables --
   Investment securities sold                                      10,099,613
   Fund shares sold                                                 1,595,585
   Dividends and interest                                           1,357,764
  Other                                                                51,584
-----------------------------------------------------------------------------
     Total assets                                              $1,781,124,700
-----------------------------------------------------------------------------
LIABILITIES:
  Payables --
   Investment securities purchased                             $    8,095,141
   Fund shares repurchased                                          1,603,915
   Upon return of securities loaned                               227,936,540
  Due to affiliates                                                   598,096
  Accrued expenses                                                    149,876
-----------------------------------------------------------------------------
     Total liabilities                                         $  238,383,568
-----------------------------------------------------------------------------
NET ASSETS:
  Paid-in capital                                              $2,023,073,706
  Undistributed net investment income                              13,816,761
  Accumulated net realized loss on investments                   (137,830,859)
  Net unrealized loss on investments                             (356,318,476)
-----------------------------------------------------------------------------
    Total net assets                                           $1,542,741,132
-----------------------------------------------------------------------------
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
  Class A (based on $1,101,940,530/73,268,976 shares)          $        15.04
  Class B (based on $70,728,714/5,671,419 shares)              $        12.47
  Class C (based on $92,814,259/7,495,853 shares)              $        12.38
  Class R (based on $40,614,431/2,741,332 shares)              $        14.82
  Class Y (based on $236,643,198/15,016,794 shares)            $        15.76
MAXIMUM OFFERING PRICE:
  Class A ($15.04 [divided by] 94.25%)                         $        15.96
-----------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    25

Statement of Operations


For the Year Ended 10/31/08

INVESTMENT INCOME:
  Dividends                                               $41,135,442
  Interest                                                  1,742,888
  Income from securities loaned, net                        1,124,253
-----------------------------------------------------------------------------------------
     Total investment income                                                $  44,002,583
-----------------------------------------------------------------------------------------
EXPENSES:
  Management fees
   Basic Fee                                              $14,707,110
   Performance Adjustment                                    (989,231)
  Transfer agent fees and expenses
   Class A                                                  3,564,639
   Class B                                                    472,553
   Class C                                                    446,053
   Class R                                                    125,768
   Class Y                                                    129,844
  Distribution fees
   Class A                                                  4,084,715
   Class B                                                  1,131,287
   Class C                                                  1,446,209
   Class R                                                    277,344
  Administrative fees                                         511,603
  Custodian fees                                              108,269
  Registration fees                                           139,970
  Professional fees                                           198,806
  Printing expense                                            139,402
  Fees and expenses of nonaffiliated trustees                  66,691
  Miscellaneous                                               344,344
-----------------------------------------------------------------------------------------
     Total expenses                                                         $  26,905,376
-----------------------------------------------------------------------------------------
     Less fees paid indirectly                                                    (98,030)
-----------------------------------------------------------------------------------------
     Net expenses                                                           $  26,807,346
-----------------------------------------------------------------------------------------
       Net investment income                                                $  17,195,237
-----------------------------------------------------------------------------------------
REALIZED AND UNREALIZED LOSS ON INVESTMENTS:
  Net realized loss on investments                                          $(135,517,223)
-----------------------------------------------------------------------------------------
  Change in net unrealized loss on investments                              $(832,460,307)
-----------------------------------------------------------------------------------------
  Net loss on investments                                                   $(967,977,530)
-----------------------------------------------------------------------------------------
  Net decrease in net assets resulting from operations                      $(950,782,293)
-----------------------------------------------------------------------------------------


The accompanying notes are an integral part of these financial statements.


26    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

Statements of Changes in Net Assets

For the Years Ended 10/31/08 and 10/31/07, respectively

------------------------------------------------------------------------------------------------------
                                                                Year Ended             Year Ended
                                                                10/31/08               10/31/07
------------------------------------------------------------------------------------------------------
FROM OPERATIONS:
Net investment income                                           $    17,195,237         $   11,446,219
Net realized gain (loss) on investments                            (135,517,223)           185,968,082
Change in net unrealized gain (loss) on investments                (832,460,307)           216,983,578
------------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets resulting from
     operations                                                 $  (950,782,293)        $  414,397,879
------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREOWNERS:
Net investment income:
   Class A ($0.10 and $0.10 per share, respectively)            $    (8,273,155)        $   (8,904,124)
   Class R ($0.04 and $0.08 per share, respectively)                   (109,982)              (163,640)
   Class Y ($0.18 and $0.21 per share, respectively)                 (2,556,502)            (2,684,105)
Net realized gain:
   Class A ($1.66 and $3.30 per share, respectively)               (132,284,457)          (249,231,183)
   Class B ($1.66 and $3.30 per share, respectively)                (11,297,516)           (24,715,474)
   Class C ($1.66 and $3.30 per share, respectively)                (14,319,888)           (28,270,849)
   Investor Class ($0.00 and $3.30 per share, respectively)                  --             (7,692,395)
   Class R ($1.66 and $3.30 per share, respectively)                 (4,190,895)            (5,657,035)
   Class Y ($1.66 and $3.30 per share, respectively)                (22,414,248)           (38,852,304)
------------------------------------------------------------------------------------------------------
     Total distributions to shareowners                         $  (195,446,643)        $ (366,171,109)
------------------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale of shares                                $   374,428,951         $  637,423,424
Reinvestment of distributions                                       166,614,001            309,803,431
Cost of shares repurchased                                         (654,933,294)          (889,020,605)
------------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets resulting from
     Fund share transactions                                    $  (113,890,342)        $   58,206,250
------------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets                        $(1,260,119,278)        $  106,433,020
NET ASSETS:
Beginning of year                                                 2,802,860,410          2,696,427,390
------------------------------------------------------------------------------------------------------
End of year                                                     $ 1,542,741,132         $2,802,860,410
------------------------------------------------------------------------------------------------------
Undistributed net investment income                             $    13,816,761         $    8,918,260
------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these financial statements.


                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    27

--------------------------------------------------------------------------------------------------------
                                    '08 Shares       '08 Amount             '07 Shares      '07 Amount
--------------------------------------------------------------------------------------------------------
Class A
Shares sold                           11,025,419     $ 228,871,310           15,858,668     $392,570,324
Conversion from Investor
  Class Shares                                --                --            2,648,752       60,868,325
Reinvestment of distributions          5,488,282       124,164,328           10,128,942      228,801,001
Less shares repurchased              (23,224,117)     (473,490,637)         (25,497,829)    (628,291,265)
--------------------------------------------------------------------------------------------------------
   Net increase (decrease)            (6,710,416)    $(120,454,999)           3,138,533     $ 53,948,385
--------------------------------------------------------------------------------------------------------
Class B
Shares sold                              509,962     $   8,829,076              915,604     $ 19,034,949
Reinvestment of distributions            545,043        10,274,003            1,165,397       22,329,112
Less shares repurchased               (2,283,474)      (38,922,977)          (2,740,303)     (56,957,141)
--------------------------------------------------------------------------------------------------------
   Net decrease                       (1,228,469)    $ (19,819,898)            (659,302)    $(15,593,080)
--------------------------------------------------------------------------------------------------------
Class C
Shares sold                            1,010,302     $  17,512,622            1,798,827     $ 37,004,372
Reinvestment of distributions            613,405        11,464,481            1,162,810       22,093,525
Less shares repurchased               (2,860,003)      (48,759,731)          (2,877,077)     (59,252,128)
--------------------------------------------------------------------------------------------------------
   Net increase (decrease)            (1,236,296)    $ (19,782,628)              84,560     $   (154,231)
--------------------------------------------------------------------------------------------------------
Investor Class
Reinvestment of distributions                 --     $          --              330,088     $  7,480,413
Conversion to Class A Shares                  --                --           (2,639,642)     (60,868,325)
Less shares repurchased                       --                --              (56,435)      (1,406,561)
--------------------------------------------------------------------------------------------------------
   Net decrease                               --     $          --           (2,365,989)    $(54,794,473)
--------------------------------------------------------------------------------------------------------
Class R
Shares sold                            1,159,498     $  23,517,558            1,271,668     $ 30,686,994
Reinvestment of distributions            179,875         4,009,148              244,399        5,454,111
Less shares repurchased               (1,081,667)      (21,598,031)            (751,641)     (18,367,223)
--------------------------------------------------------------------------------------------------------
   Net increase                          257,706     $   5,928,675              764,426     $ 17,773,882
--------------------------------------------------------------------------------------------------------
Class Y
Shares sold                            4,404,922     $  95,698,385            6,129,171     $158,126,785
Reinvestment of distributions            705,557        16,702,041            1,002,036       23,645,269
Less shares repurchased               (3,356,387)      (72,161,918)          (4,947,968)    (124,746,287)
--------------------------------------------------------------------------------------------------------
   Net increase                        1,754,092     $  40,238,508            2,183,239     $ 57,025,767
--------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these financial statements.


28    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

Financial Highlights

--------------------------------------------------------------------------------------
                                                             Year           Year
                                                             Ended          Ended
                                                             10/31/08       10/31/07
--------------------------------------------------------------------------------------
Class A
Net asset value, beginning of period                         $   25.62      $    25.33
--------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income                                       $    0.17      $     0.11
 Net realized and unrealized gain (loss) on investments          (8.99)           3.58
--------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations         $   (8.82)     $     3.69
Distributions to shareowners:
 Net investment income                                           (0.10)          (0.10)
 Net realized gain                                               (1.66)          (3.30)
--------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $  (10.58)     $     0.29
--------------------------------------------------------------------------------------
Net asset value, end of period                               $   15.04      $    25.62
--------------------------------------------------------------------------------------
Total return*                                                   (36.70)%         16.47%
Ratio of net expenses to average net assets+                      1.13%           1.03%
Ratio of net investment income to average net assets+             0.80%           0.48%
Portfolio turnover rate                                             61%             54%
Net assets, end of period (in thousands)                    $1,101,941      $2,048,721
Ratios with reduction for fees paid indirectly:
 Net expenses                                                     1.13%           1.02%
 Net investment income                                            0.80%           0.49%
--------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                            Year           Year           Year
                                                            Ended          Ended          Ended
                                                            10/31/06       10/31/05       10/31/04
----------------------------------------------------------------------------------------------------
Class A
Net asset value, beginning of period                        $    22.84     $    25.57     $    22.25
----------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income                                      $     0.12     $     0.04     $     0.01
 Net realized and unrealized gain (loss) on investments           3.24           2.86           3.83
----------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations        $     3.36     $     2.90     $     3.84
Distributions to shareowners:
 Net investment income                                           (0.02)            --             --
 Net realized gain                                               (0.85)         (5.63)         (0.52)
----------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                  $     2.49     $    (2.73)    $     3.32
----------------------------------------------------------------------------------------------------
Net asset value, end of period                              $    25.33     $    22.84     $    25.57
----------------------------------------------------------------------------------------------------
Total return*                                                    15.11%         11.90%         17.65%
Ratio of net expenses to average net assets+                      1.08%          1.10%          1.21%
Ratio of net investment income to average net assets+             0.46%          0.16%          0.05%
Portfolio turnover rate                                             91%            74%            59%
Net assets, end of period (in thousands)                    $1,946,583     $1,957,797     $1,547,823
Ratios with reduction for fees paid indirectly:
 Net expenses                                                     1.07%          1.10%          1.21%
 Net investment income                                            0.47%          0.16%          0.05%
----------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at the end of each period. Total return would be reduced if sales charges were taken into account.
+   Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.


                       Pioneer Mid Cap Value Fund | Annual Report | 10/31/08  29

-----------------------------------------------------------------------------------------------------------------------------
                                                            Year           Year          Year          Year          Year
                                                            Ended          Ended         Ended         Ended         Ended
                                                            10/31/08       10/31/07      10/31/06      10/31/05      10/31/04
-----------------------------------------------------------------------------------------------------------------------------
Class B
Net asset value, beginning of period                        $  21.65       $  22.00      $  20.10      $  23.32      $  20.48
-----------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment loss                                        $  (0.01)      $  (0.10)     $  (0.11)     $  (0.17)     $  (0.22)
 Net realized and unrealized gain (loss) on investments        (7.51)          3.05          2.86          2.58          3.55
-----------------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations        $  (7.52)      $   2.95      $   2.75      $   2.41      $   3.33
Distributions to shareowners:
 Net realized gain                                             (1.66)         (3.30)        (0.85)        (5.63)        (0.49)
-----------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                  $  (9.18)      $  (0.35)     $   1.90      $  (3.22)     $   2.84
-----------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                              $  12.47       $  21.65      $  22.00      $  20.10      $  23.32
-----------------------------------------------------------------------------------------------------------------------------
Total return*                                                 (37.32)%        15.38%        14.09%        10.81%        16.64%
Ratio of net expenses to average net assets+                    2.09%          1.97%         2.00%         2.06%         2.13%
Ratio of net investment loss to average net assets+            (0.16)%        (0.46)%       (0.46)%       (0.80)%       (0.86)%
Portfolio turnover rate                                           61%            54%           91%           74%           59%
Net assets, end of period (in thousands)                    $ 70,729       $149,348      $166,294      $195,916      $208,844
Ratios with reduction for fees paid indirectly:
 Net expenses                                                   2.08%          1.95%         1.98%         2.06%         2.13%
 Net investment loss                                           (0.15)%        (0.44)%       (0.44)%       (0.80)%       (0.86)%
-----------------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at the end of each period. Total return would be reduced if sales charges were taken into account.
+   Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.


30  Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

-------------------------------------------------------------------------------------------------------------------------------
                                                            Year             Year          Year          Year          Year
                                                            Ended            Ended         Ended         Ended         Ended
                                                            10/31/08         10/31/07      10/31/06      10/31/05      10/31/04
-------------------------------------------------------------------------------------------------------------------------------
Class C
Net asset value, beginning of period                        $   21.48        $  21.84      $  19.94      $  23.15      $  20.34
-------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment loss                                        $    0.00(b)     $  (0.08)     $  (0.08)     $  (0.11)     $  (0.16)
 Net realized and unrealized gain (loss) on investments         (7.44)           3.02          2.83          2.53          3.46
-------------------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations        $   (7.44)       $   2.94      $   2.75      $   2.42      $   3.30
Distributions to shareowners:
 Net realized gain                                              (1.66)          (3.30)        (0.85)        (5.63)        (0.49)
-------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                  $   (9.10)       $  (0.36)     $   1.90      $  (3.21)     $   2.81
-------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                              $   12.38        $  21.48      $  21.84      $  19.94      $  23.15
-------------------------------------------------------------------------------------------------------------------------------
Total return*                                                  (37.23)%         15.46%        14.20%        10.95%        16.60%
Ratio of net expenses to average net assets+                     1.98%           1.87%         1.90%         1.95%         2.11%
Ratio of net investment loss to average net assets+             (0.05)%         (0.36)%       (0.36)%       (0.68)%       (0.88)%
Portfolio turnover rate                                            61%             54%           91%           74%           59%
Net assets, end of period (in thousands)                    $  92,814        $187,566      $188,847      $183,357      $105,778
Ratios with reduction for fees paid indirectly:
 Net expenses                                                    1.97%           1.86%         1.89%         1.95%         2.11%
 Net investment loss                                            (0.04)%         (0.35)%       (0.35)%       (0.68)%       (0.88)%
-------------------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at the end of each period. Total return would be reduced if sales charges were taken into account.
+   Ratios with no reduction for fees paid indirectly.
(b) Amount rounds to less than $0.01 per share.


The accompanying notes are an integral part of these financial statements.


                       Pioneer Mid Cap Value Fund | Annual Report | 10/31/08  31

--------------------------------------------------------------------------------------------------------------------------
                                                                  Year        Year        Year        Year         Year
                                                                  Ended       Ended       Ended       Ended        Ended
                                                                  10/31/08    10/31/07    10/31/06    10/31/05     10/31/04
--------------------------------------------------------------------------------------------------------------------------
Class R
Net asset value, beginning of period                              $ 25.26     $ 25.06     $ 22.67     $ 25.46       $22.25
--------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income (loss)                                     $  0.11     $  0.05     $  0.03     $ (0.01)      $ 0.06
 Net realized and unrealized gain (loss) on investments             (8.85)       3.53        3.23        2.85         3.74
--------------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations              $ (8.74)    $  3.58     $  3.26     $  2.84       $ 3.80
Distributions to shareowners:
 Net investment income                                              (0.04)      (0.08)      (0.02)         --           --
 Net realized gain                                                  (1.66)      (3.30)      (0.85)      (5.63)       (0.59)
--------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                        $(10.44)    $  0.20     $  2.39     $ (2.79)      $ 3.21
--------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                    $ 14.82     $ 25.26     $ 25.06     $ 22.67       $25.46
--------------------------------------------------------------------------------------------------------------------------
Total return*                                                      (36.83)%     16.14%      14.79%      11.69%       17.50%
Ratio of net expenses to average net assets+                         1.40%       1.33%       1.38%       1.32%        1.34%
Ratio of net investment income (loss) to average net assets+         0.54%       0.18%       0.15%      (0.05)%      (0.16)%
Portfolio turnover rate                                                61%         54%         91%         74%          59%
Net assets, end of period (in thousands)                          $40,614     $62,741     $43,091     $17,702       $3,271
Ratios with reduction for fees paid indirectly:
 Net expenses                                                        1.40%       1.33%       1.37%       1.32%        1.34%
 Net investment income (loss)                                        0.54%       0.18%       0.16%      (0.05)%      (0.16)%
--------------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at the end of each period.
+   Ratios with no reduction for fees paid indirectly.


The accompanying notes are an integral part of these financial statements.


32  Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

-----------------------------------------------------------------------------------------------------------------------
                                                            Year         Year         Year         Year         Year
                                                            Ended        Ended        Ended        Ended        Ended
                                                            10/31/08     10/31/07     10/31/06     10/31/05     10/31/04
-----------------------------------------------------------------------------------------------------------------------
Class Y
Net asset value, beginning of period                        $  26.73     $  26.31     $  23.68     $  26.17     $ 22.73
-----------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income                                      $   0.26     $   0.19     $   0.24     $   0.06     $  0.08
 Net realized and unrealized gain (loss) on investments        (9.39)        3.74         3.35         3.08        3.96
-----------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations        $  (9.13)    $   3.93     $   3.59     $   3.14     $  4.04
Distributions to shareowners:
 Net investment income                                         (0.18)       (0.21)       (0.11)          --          --
 Net realized gain                                             (1.66)       (3.30)       (0.85)       (5.63)      (0.60)
-----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                  $ (10.97)    $   0.42     $   2.63     $  (2.49)    $  3.44
-----------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                              $  15.76     $  26.73     $  26.31     $  23.68     $ 26.17
-----------------------------------------------------------------------------------------------------------------------
Total return*                                                 (36.41)%      16.84%       15.59%       12.61%      18.23%
Ratio of net expenses to average net assets+                    0.71%        0.68%        0.62%        0.67%       0.78%
Ratio of net investment income to average net assets+           1.23%        0.82%        0.92%        0.62%       0.46%
Portfolio turnover rate                                           61%          54%          91%          74%         59%
Net assets, end of period (in thousands)                    $236,643     $354,485     $291,513     $278,780     $50,081
Ratios with reduction for fees paid indirectly:
 Net expenses                                                   0.71%        0.68%        0.61%        0.67%       0.78%
 Net investment income                                          1.23%        0.82%        0.93%        0.62%       0.46%
-----------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at the end of each period.
+   Ratios with no reduction for fees paid indirectly.


The accompanying notes are an integral part of these financial statements.


                       Pioneer Mid Cap Value Fund | Annual Report | 10/31/08  33

Notes to Financial Statements | 10/31/08

1. Organization and Significant Accounting Policies

Pioneer Mid Cap Value Fund (the Fund) is a Delaware statutory trust registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The investment objective of the Fund is to seek capital appreciation by investing in a diversified portfolio of securities consisting primarily of common stocks.

The Fund offers five classes of shares designated as Class A, Class B, Class C, Class R and Class Y shares. On December 10, 2006, Investor Class shares converted to Class A shares. Each class of shares represents an interest in the same portfolio of investments of the Fund and have equal rights to voting, redemptions, dividends and liquidations, except that each class of shares can bear different transfer agent and distribution fees and has exclusive voting rights with respect to the distribution plans that have been adopted by Class A, Class B, Class C and Class R shareowners, respectively. There is no distribution plan for Class Y shareowners.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting period. Actual results could differ from those estimates.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries or sectors. The Fund's prospectuses (unaudited) contain information regarding the Fund's principal risks. Please refer to those documents when considering the Fund's principal investment risks.

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:


A. Security Valuation

   Security transactions are recorded as of trade date. The net asset value of the Fund is computed once daily, on each day the New York Stock Exchange
   (NYSE) is open, as of the close of regular trading on the NYSE. In computing the net asset value, securities are valued at the last sale price on the


34    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08
   principal exchange where they are traded. Securities that have not traded on the date of valuation, or securities for which sale prices are not generally reported, are valued at the mean between the last bid and asked prices. Securities for which market quotations are not readily available are valued at their fair values as determined by, or under the direction of, the Board of Trustees. Trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. The Fund may also use the fair value of a security, including a non-U.S. security, when the closing market price on the principal exchange where the security is traded no longer reflects the value of the security. At October 31, 2008 there were no securities fair valued. Temporary cash investments are valued at cost which approximates market value.

   Dividend income is recorded on the ex-dividend date except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Fund becomes aware of the ex-dividend data in the exercise of reasonable diligence. Dividend and interest income is recorded on the accrual basis, net of unrecoverable foreign taxes withheld at the applicable country rates.

   Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.


B. Federal Income Taxes

   It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its share-owners. Therefore, no federal income tax provision is required. Tax years prior to 2004 are closed (not subject to examination by tax authorities) due to the expiration of statute of limitations; all other tax years are open.

   The amounts and characterizations of distributions to shareowners for financial reporting purposes are determined in accordance with federal income tax rules. Therefore, the sources of the Fund's distributions may be shown in the accompanying financial statements as from or in excess of net investment income or as from net realized gain on investment transactions, or as from paid-in capital, depending on the type of book/tax differences that may exist.

   At October 31, 2008, the Fund had a net capital loss carryforward of $125,606,123 which will expire in 2016 if not utilized.

   At October 31, 2008, the Fund has reclassified $1,357,097 to decrease undistributed net investment income and $1,357,097 to decrease accumulated net realized loss on investments to reflect permanent book/tax differences. The


                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    35
   reclassification has no impact on the net assets of the Fund and is designed to present the Fund's capital accounts on a tax basis.

   The tax character of distributions paid during the years ended October 31, 2008 and October 31, 2007 was as follows:



   ----------------------------------------------------------
                                        2008             2007
   ----------------------------------------------------------
   Distributions paid from:
   Ordinary income              $ 46,238,056     $ 62,128,845
   Long-term capital gain        149,208,587      304,042,264
   ----------------------------------------------------------
     Total                      $195,446,643     $366,171,109
   ----------------------------------------------------------

  The following shows the components of distributable earnings on a federal income tax basis at October 31, 2008:


   --------------------------------------------------------
                                                      2008
   --------------------------------------------------------
   Distributable earnings:
   Undistributed ordinary income               $13,678,221
   Capital loss carryforward                  (125,606,123)
   Unrealized depreciation                    (368,404,672)
   --------------------------------------------------------
     Total                                   $(480,332,574)
   --------------------------------------------------------

   The difference between book-basis and tax-basis unrealized depreciation is attributable to the tax deferral of losses on wash sales and the tax treatment of partnerships.


C. Fund Shares

   The Fund records sales and repurchases of its shares as of trade date. Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the Fund and a wholly owned indirect subsidiary of UniCredit S.p.A. (Uni-Credit), earned approximately $157,156 in underwriting commissions on the sale of Class A shares during the year ended October 31, 2008.


D. Class Allocations

   Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on the respective percentage of adjusted net assets at the beginning of the day.

   Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class B, Class C, and Class R shares of the Fund, respectively (see Note 4). Class Y shares are not subject to a distribution plan. Shareowners of each class participate in all expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services, which are allocated based on the number of


36    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08
   accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3).

   Distributions to shareowners are recorded as of the ex-dividend date. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner, at the same time and in the same amount, except that Class A, Class B, Class C, Class R and Class Y shares can bear different transfer agent and distribution expense rates.


E. Securities Lending

   The Fund lends securities in its portfolio to certain broker-dealers or other institutional investors. When entering into a loan, the Fund receives collateral and earns income in the form of negotiated lenders' fees. The Fund also continues to receive interest or payments in lieu of dividends on the securities loaned. Gain or loss on the fair value of the loaned securities that may occur during the term of the loan will be for the account of the Fund. The loans are secured by collateral which is required to be at least 102%, at all times, of the fair value of the securities loaned. The amount of the collateral is required to be adjusted daily to reflect any price fluctuation in the value of the loaned securities. The Fund has the right under the lending agreements to recover the securities from the borrower on demand. The Fund invests cash collateral in cash equivalent investments. Securities lending collateral is managed by Credit Suisse.


F. Repurchase Agreements

   With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest received from counterparties, is required to be at least equal to or in excess of the value of the repurchase agreement at the time of purchase. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian or subcustodians. The Fund's investment adviser, Pioneer Investment Management, Inc. (PIM), is responsible for determining that the value of the collateral remains at least equal to the repurchase price.


G. Option writing

   When the Fund writes an option, an amount equal to the premium received by the Fund is recorded as a liability and is subsequently adjusted to the current fair value of the option written. Premiums received from writing options that expire unexercised are treated by the Fund on the expiration date as realized gains from investments. The difference between the premium and the amount paid on effecting a closing purchase transaction, including brokerage commissions, is also treated as a realized gain, or, if the premium is less than the amount paid for the closing purchase transaction,


                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    37
   as a realized loss. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security or currency in determining whether the Fund has realized a gain or loss. The Fund as writer of an option bears the market risk of an unfavorable change in the price of the security underlying the written option.

   During the year ended October 31, 2008, the Fund did not write or exercise any option contracts.


2. Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit, manages the Fund's portfolio. PIM receives a basic fee that is calculated at the annual rate of 0.70% of the Fund's average daily net assets up to $500 million; 0.65% of the next $500 million; 0.625% on the next $3 billion and 0.60% on the excess over $4 billion. The basic fee is subject to a performance adjustment up to a maximum of -0.10% based on the performance of the Fund's Class A shares as compared with the Russell Midcap Value Index over a rolling 36-month period. In addition, for the year ended October 31, 2008, the aggregate performance adjustment resulted in a decrease to the basic fee of $989,231. The net management fee of $13,717,879 was equivalent to 0.60% of the average daily net assets for the period.

In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Fund. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $122,488 in management fees, administrative costs and certain other services payable to PIM at October 31, 2008.


3. Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $451,346 in transfer agent fees payable to PIMSS at October 31, 2008.


4. Distribution and Service Plans

The Fund adopted a Plan of Distribution with respect to Class A, Class B, Class C and Class R shares (Class A Plan, Class B Plan, Class C Plan, Class R Plan) in accordance with Rule 12b-1 of the Investment Company Act of 1940. Effective February 1, 2008, under the Class A Plan, the Fund pays PFD 0.25% of the Fund's average daily net assets attributable to Class A shares as compensation for personal services and/or account maintenance services or distribution services with regard to Class A shares. Prior to February 1, 2008, PFD was reimbursed under the Plan of Distribution for distribution expenses in an amount


38    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08
of up to 0.25% of the average daily net assets attributes to Class A shares. Pursuant to the Class B and Class C Plan, the Fund pays PFD 1.00% of the average daily net assets attributable to each class of shares. The fee consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class B and Class C shares. Pursuant to the Class R Plan, the Fund pays PFD 0.50% of the average daily net assets attributable to Class R shares as compensation for distribution services. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $24,262 in distribution fees payable to PFD at October 31, 2008.

The Fund also has adopted a separate service plan for Class R shares (Service
Plan). The Service Plan authorizes the Fund to pay as compensation to securities dealers, plan administrators or other service organizations that agree to provide certain services to retirement plans or plan participants holding shares of the Fund a service fee of up to 0.25% of the Fund's average daily net assets attributable to Class R shares held by such plans in reimbursement for actual expenditures.

In addition, redemptions of each class of shares (except Class R and Class Y shares) may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on redemptions of certain of net asset value purchases of Class A shares within 18 months of purchase. Class B shares that are redeemed within five years of purchase are subject to a CDSC at declining rates beginning at 4.00%, based on the lower of cost or market value of shares being redeemed. Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00%, based on the lower of cost or market value of shares being redeemed. Proceeds from the CDSCs are paid to PFD. For the year ended October 31, 2008, CDSCs in the amount of $52,551 were paid to PFD.


5. Commission Recapture and Expense Offset Arrangements

Effective July 15, 2005, the Fund has entered into commission recapture arrangements with brokers with whom PIM places trades on behalf of the Fund where they provide services to the Fund in addition to trade execution. These services included payments of certain expenses on behalf of the Fund. For the year ended October 31, 2008, expenses were not reduced under these agreements. In addition, the Fund has entered into certain expense offset arrangements with PIMSS resulting in a reduction in the Fund's total expenses due to interest earned on cash held by PIMSS. For the year ended October 31, 2008, the Fund's expenses were reduced by $98,030 under such arrangements.


                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    39

6. Line of Credit Facility

The Fund, along with certain other funds in the Pioneer Family of Funds (the Funds), collectively participate in a $200 million committed, unsecured revolving line of credit facility. Borrowings are used solely for temporary or emergency purposes. The Fund may borrow up to the lesser of $200 million or the limits set by its prospectus for borrowings. Interest on collective borrowings is payable at the Federal Funds Rate plus 1/2% on an annualized basis. The Funds pay an annual commitment fee for this facility. The commitment fee is allocated among such Funds based on their respective borrowing limits. For the year ended October 31, 2008, the Fund had no borrowings under this agreement.


7. New Pronouncements

In September 2006, Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157), was issued and is effective for fiscal years beginning after November 15, 2007. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Management is currently evaluating the impact the adoption of SFAS 157 will have on the Fund's financial statement disclosures.

In March 2008, Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161), was issued and is effective for fiscal years beginning after November 15, 2008. SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities. Management is currently evaluating the impact the adoption of SFAS 161 will have on the Fund's financial statement disclosures.


40    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and the Shareowners of
Pioneer Mid Cap Value Fund
--------------------------------------------------------------------------------
We have audited the accompanying statement of assets and liabilities of Pioneer Mid Cap Value Fund (the "Fund"), including the schedule of investments, as of October 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of October 31, 2008, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Pioneer Mid Cap Value Fund at October 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with U.S. generally accepted accounting principles.


/s/ Ernst & Young LLP

Boston, Massachusetts
December 19, 2008

                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    41

ADDITIONAL INFORMATION (unaudited)

For the fiscal year ended October 31, 2008, certain dividends paid by the Fund may be subject to a maximum tax rate of 15%, as provided for by the Jobs and Growth Tax Relief Reconciliation Act (the Act) of 2003. The Fund intends to designate up to the maximum amount of such dividends allowable under the Act, as taxed at a maximum rate of 15%. Complete information will be computed and reported in conjunction with your 2008 form 1099-DIV.

The qualifying percentage of the Fund's ordinary income dividends for the purpose of the corporate dividends received deduction was 54.81%.

The percentages of the Fund's ordinary income distributions that are exempt from nonresident alien (NRA) tax withholding resulting from qualified interest income and qualified short term gains were 0% and 68.78%, respectively.


42    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

Results of Shareholder Meeting (unaudited)

At a special meeting held on May 13, 2008, shareholders of the Fund were asked to consider the proposals described below. A report of the total votes cast by the Fund's shareholders follows:


-------------------------------------------------------------------------------------------------------
                                                                                         Broker
                                  For                 Withhold           Abstain         Non-Votes
-------------------------------------------------------------------------------------------------------
 Proposal 1 -- To elect Trustees
  John F. Cogan, Jr.              68,868,245.041      1,738,554.347       84,245.791              0.000
  Daniel K. Kingsbury             68,981,362.655      1,624,707.043       84,975.481              0.000
  David R. Bock                   68,912,458.733      1,693,610.966       84,975.481              0.000
  Mary K. Bush                    68,469,098.345      2,083,618.374      138,328.460              0.000
  Benjamin M. Friedman            68,617,413.378      1,988,656.320       84,975.481              0.000
  Margaret B.W. Graham            68,695,884.921      1,910,914.467       84,245.791              0.000
  Thomas J. Perna                 68,893,618.083      1,713,181.306       84,245.791              0.000
  Marguerite A. Piret             68,615,176.403      1,991,622.985       84,245.791              0.000
  John Winthrop                   68,883,270.763      1,687,729.934      120,044.482              0.000


-------------------------------------------------------------------------------------------------------
                                                                                         Broker
                                  For                 Against            Abstain         Non-Votes
-------------------------------------------------------------------------------------------------------
 Proposal 2 -- To approve an
 amendment to the
 Declaration of Trust             54,574,773.388      2,603,150.748      1,258,026.043   12,255,095.000


-------------------------------------------------------------------------------------------------------
                                                                                         Broker
                                  For                 Against            Abstain         Non-Votes
-------------------------------------------------------------------------------------------------------
 Proposal 3A -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to borrowing
 money                            54,504,848.655      2,782,024.873      1,149,076.651   12,255,095.000
 Proposal 3B -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 underwriting                     54,852,226.483      2,423,866.246      1,159,857.450   12,255,095.000
 Proposal 3C -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to lending       54,488,007.992      2,740,069.403      1,207,872.784   12,255,095.000
 Proposal 3D -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to issuing
 senior securities                54,759,687.329      2,484,088.022      1,192,174.829   12,255,095.000

                      Pioneer Mid Cap Value Fund | Annual Report | 10/31/08
43

-------------------------------------------------------------------------------------------------------
                                                                                         Broker
                                  For                 Against            Abstain         Non-Votes
-------------------------------------------------------------------------------------------------------
 Proposal 3E -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to real estate   54,545,449.417      2,688,519.607      1,201,981.154   12,255,095.000
 Proposal 3F -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 commodities                      54,623,317.751      2,594,554.016      1,218,078.412   12,255,095.000
 Proposal 3G -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 concentration                    54,778,189.979      2,471,617.775      1,186,142.425   12,255,095.000
 Proposal 3H -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 diversification.                 54,944,955.973      2,302,038.648      1,188,955.558   12,255,095.000
 Proposal 3I -- To approve
 the conversion of the Fund's
 investment objective from
 fundamental to non-
 fundamental                      51,616,579.037      5,492,538.856      1,326,832.286   12,255,095.000


-------------------------------------------------------------------------------------------------------
                                                                                         Broker
                                  For                 Against            Abstain         Non-Votes
-------------------------------------------------------------------------------------------------------
 Proposal 4 -- To approve an
 Amended and Restated
 Management Agreement
 with PIM                         55,110,678.899      2,039,633.288      1,285,637.992   12,255,095.000


44    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

Approval of Investment Advisory Agreement (unaudited)

Pioneer Investment Management, Inc. (PIM) serves as the Fund's investment adviser pursuant to an investment advisory agreement between PIM and the Fund. The Trustees of the Fund, as required by law, determine annually whether to continue the investment advisory agreement for the Fund. In connection with their most recent consideration of the investment advisory agreement for the Fund, the Trustees received and reviewed a substantial amount of information provided by PIM in response to requests of the independent Trustees and their independent legal counsel. The independent Trustees met on a number of occasions with PIM and also separately with their independent legal counsel to evaluate and discuss the information provided to them by PIM. At a meeting held on November 13, 2007, based on their evaluation of the information provided by PIM, the Trustees, including the independent Trustees voting separately, unanimously approved the continuation of the investment advisory agreement for another year.

At a meeting held on January 8, 2008, the Trustees considered whether an amended and restated investment advisory agreement for the Fund should be approved for an initial period ending December 31, 2009. The management fee to be paid by the Fund to PIM under the amended and restated investment advisory agreement is the same as the management fee provided in the previously approved investment advisory agreement. Based on their evaluation of the information provided by PIM, including the information provided by PIM in connection with the Trustees' most recent approval of the continuation of the previous investment advisory agreement, the Trustees, including the independent Trustees voting separately, unanimously approved the amended and restated investment advisory agreement. Shareholders of the Fund approved the amended and restated investment advisory agreement at a meeting held on May 13, 2008.

In considering the amended and restated investment advisory agreement, the Trustees considered various factors that they determined were relevant, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the amended and restated investment advisory agreement.

Nature, Extent and Quality of Services
The Trustees considered the nature, extent and quality of the services that were provided by PIM to the Fund under the previous investment advisory agreement, and that would continue to be provided by PIM to the Fund under the amended and restated investment advisory agreement, taking into account the investment objective and strategy of the Fund and the information related to


                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    45
the Fund provided to the Trustees at each quarterly meeting. The Trustees reviewed the terms of the amended and restated investment advisory agreement. The Trustees also reviewed PIM's investment approach for the Fund and its research process. The Trustees considered the resources of PIM and the personnel of PIM who provide investment management services to the Fund. They also considered PIM's compliance and legal resources and personnel.

In addition, the Trustees considered the other services that PIM provided under the previous investment advisory agreement and that PIM would continue to provide to the Fund under the amended and restated investment advisory agreement and that, as administrator, PIM is responsible for the administration of the Fund's business and other affairs. It was noted that PIM supervises and monitors the performance of the Fund's service providers and provides the Fund with personnel (including officers) as are necessary for the Fund's operations. The Trustees considered the fees paid to PIM for the provision of such services.

Based on these considerations, the Trustees concluded that the nature, extent and quality of services that PIM would continue to provide to the Fund under the amended and restated investment advisory agreement, were satisfactory and consistent with the terms of the amended and restated investment advisory agreement.

Performance of the Fund
The Trustees considered the performance results of the Fund over various time periods. They reviewed information comparing the Fund's performance with the average performance of its peer group of funds as classified by Morningstar, Inc. (Morningstar), an independent provider of investment company data, and with the performance of the Fund's benchmark index. The Trustees considered that the Fund's annualized total return was in the first quintile of its Morningstar category for the one year period ended June 30, 2007, the third quintile of its Morningstar category for the three year period ended June 30, 2007 and the second quintile of its Morningstar category for the five year period ended June 30, 2007. (In all quintile rankings referred to throughout this disclosure, first quintile is most favorable to the Fund's shareowners. Thus, highest relative performance would be first quintile and lowest relative expenses would also be first quintile.) The Trustees concluded that the investment performance of the Fund was satisfactory.

Management Fee and Expenses
The Trustees considered that the management fee to be paid by the Fund to PIM under the amended and restated investment advisory agreement would be the same as the management fee to be paid by the Fund under the previously approved investment advisory agreement. The Trustees considered information on the fees and expenses of the Fund in comparison to the management fees of its peer group of funds as classified by Morningstar and the expense


46    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08
ratios of a peer group of funds selected on the basis of criteria determined by the independent Trustees for this purpose using data provided by Strategic Insight Mutual Fund Research and Consulting, LLC (Strategic Insight), an independent third party.

The Trustees considered that the Fund's management fee for the twelve months ended June 30, 2007 was in the first quintile relative to the management fees paid by other funds in its peer group Morningstar category for the comparable period. The Trustees also considered that the Fund's expense ratio for the twelve months ended June 30, 2007 was in the second quintile relative to its Strategic Insight peer group.

The Trustees also reviewed management fees charged by PIM to its separate account clients with a similar investment strategy as the Fund. The Trustees noted that in some instances the fee rates for those separate accounts were lower than the management fees for the Fund and considered that, under the investment advisory agreement with the Fund, PIM performs additional services for the Fund that it does not provide to those other clients, including oversight of the Fund's other service providers, regulatory compliance and other services.

The Trustees concluded that the management fee payable by the Fund to PIM was reasonable in relation to the nature and quality of services provided, taking into account the fees charged by other advisers for managing comparable mutual funds with similar strategies. The Trustees also concluded that the Fund's expense ratio was reasonable, taking into account the size of the Fund, the quality of services provided by PIM and the investment performance of the Fund.


Profitability
The Trustees considered information provided by PIM regarding the profitability of PIM with respect to the advisory services provided by PIM to the Fund, including the methodology used by PIM in allocating certain of its costs to the management of the Fund. The Trustees also considered PIM's profit margin in connection with the overall operation of the Fund. They further reviewed the financial results realized by PIM and its affiliates from non-fund businesses. The Trustees considered PIM's profit margins with respect to the Fund in comparison to the limited industry data available and noted that the profitability of any adviser was affected by numerous factors, including its organizational structure and method for allocating expenses. The Trustees recognized that PIM should be entitled to earn a reasonable level of profit for the services provided to the Fund. The Trustees concluded that PIM's profitability with respect to the management of the Fund was not unreasonable.


                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    47

Economies of Scale
The Trustees considered the economies of scale with respect to the management of the Fund, whether the Fund had appropriately benefited from any economies of scale, and whether there was potential for realization of any further economies of scale.

The Trustees concluded that, because of the breakpoints in the management fee schedule and the reduced fee rates above certain asset levels, any perceived or potential economies of scale would be shared between PIM and the Fund.

Other Benefits
The Trustees considered the other benefits to PIM from its relationship with the Fund. The Trustees considered that affiliates of PIM serve as the Fund's transfer agent and distributor. The Trustees considered the receipt by PIM and its affiliates of sales loads and payments under Rule 12b-1 plans in respect of the Fund and the other Pioneer funds and the benefits to PIM and its affiliates from the use of "soft" commission dollars generated by the Fund to pay for research and brokerage services. The Trustees further considered the intangible benefits to PIM by virtue of its relationship with the Fund and the other Pioneer funds. The Trustees concluded that the receipt of these benefits was reasonable in the context of the overall relationship between PIM and the Fund.


Conclusion
After consideration of the factors described above as well as other factors, the Trustees, including all of the independent Trustees, concluded that the terms of the amended and restated investment advisory agreement between PIM and the Fund, including the fees payable thereunder, were fair and reasonable and voted to approve the amended and restated investment advisory agreement for the Fund.


48    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

Trustees, Officers and Service Providers

Investment Adviser
Pioneer Investment Management, Inc.


Custodian
Brown Brothers Harriman & Co.


Independent Registered Public Accounting Firm
Ernst & Young LLP


Principal Underwriter
Pioneer Funds Distributor, Inc.


Legal Counsel
Bingham McCutchen LLP


Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.


Proxy Voting Policies and Procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at www.pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at http://www.sec.gov.


Trustees and Officers

The Board of Trustees provides broad supervision over the Fund's affairs. The officers of the Fund are responsible for the Fund's operations. The Trustees and officers are listed below, together with their principal occupations during the past five years. Trustees who are interested persons of the Fund within the meaning of the 1940 Act are referred to as Interested Trustees. Trustees who are not interested persons of the Fund are referred to as Independent Trustees. Each of the Trustees serves as a trustee of each of the 76 U.S. registered investment portfolios for which Pioneer serves as investment adviser (the "Pioneer Funds"). The address for all Trustees and all officers of the Fund is 60 State Street, Boston, Massachusetts 02109.


                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    49

Interested Trustees

------------------------------------------------------------------------------------------------------------------------------------
                            Position Held            Length of Service     Principal Occupation During        Other Directorships
 Name and Age               with the Fund            and Term of Office    Past Five Years                    Held by this Trustee
------------------------------------------------------------------------------------------------------------------------------------
John F. Cogan, Jr. (82)*    Chairman of the Board,   Trustee since 1990.   Deputy Chairman and a Director     None
                            Trustee and President    Serves until a        of Pioneer Global Asset Man-
                                                     successor trustee     agement S.p.A. ("PGAM");
                                                     is elected or         Non-Executive Chairman and a
                                                     earlier retirement    Director of Pioneer Investment
                                                     or removal.           Management USA Inc. ("PIM-USA");
                                                                           Chairman and a Director of
                                                                           Pioneer; Chairman and Director
                                                                           of Pioneer Institutional Asset
                                                                           Management, Inc. (since 2006);
                                                                           Director of Pioneer Alternative
                                                                           Investment Management Limited
                                                                           (Dublin); President and a
                                                                           Director of Pioneer Alternative
                                                                           Invest- ment Management
                                                                           (Bermuda) Limited and affiliated
                                                                           funds; Director of PIOGLOBAL
                                                                           Real Estate Investment Fund
                                                                           (Russia) (until June 2006);
                                                                           Director of Nano-C, Inc. (since
                                                                           2003); Director of Cole
                                                                           Management Inc. (since 2004);
                                                                           Director of Fiduciary
                                                                           Counseling, Inc.; President and
                                                                           Director of Pioneer Funds Dis-
                                                                           tributor, Inc. ("PFD") (until
                                                                           May 2006); President of all of
                                                                           the Pioneer Funds; and Of
                                                                           Counsel, Wilmer Cutler Pickering
                                                                           Hale and Dorr LLP
----------------------------------------------------------------------------------------------------------------------------------
Daniel K. Kingsbury (50)*   Trustee and Executive    Trustee since 2008.   Director, CEO and President of     None
                            Vice President           Serves until a        Pioneer Investment Management
                                                     successor trustee is  USA Inc. (since February 2007);
                                                     elected or earlier    Director and President of
                                                     retirement or         Pioneer Investment Management,
                                                     removal.              Inc. and Pioneer Institutional
                                                                           Asset Management, Inc. (since
                                                                           February 2007); Executive Vice
                                                                           President of all of the Pioneer
                                                                           Funds (since March 2007); Direc-
                                                                           tor of Pioneer Global Asset
                                                                           Management S.p.A. (since April
                                                                           2007); Head of New Markets
                                                                           Division, Pioneer Global Asset
                                                                           Man- agement S.p.A. (2000 -
                                                                           2007)
----------------------------------------------------------------------------------------------------------------------------------
* Mr. Cogan and Mr. Kingsbury are Interested Trustees because they are officers or directors of the Fund's investment adviser and certain of its affiliates.



50  Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

Independent Trustees

-----------------------------------------------------------------------------------------------------------------------------
                            Position Held   Length of Service     Principal Occupation During      Other Directorships
 Name and Age               with the Fund   and Term of Office    Past Five Years                  Held by this Trustee
-----------------------------------------------------------------------------------------------------------------------------
David R. Bock (64)          Trustee         Trustee since 2005.   Executive Vice President         Director of Enterprise
                                            Serves until a        and Chief Financial              Community Investment, Inc.
                                            successor trustee     Officer, I-trax, Inc.            (privately-held affordable
                                            is elected or         (publicly traded health          housing finance company);
                                            earlier retirement    care services company)           and Director of New York
                                            or removal.           (2004 - 2007); Partner,          Mortgage Trust (publicly
                                                                  Federal City Capital             traded mortgage REIT)
                                                                  Advisors (boutique merchant
                                                                  bank) (1997 to 2004 and
                                                                  2008 - present); and
                                                                  Executive Vice Presi- dent
                                                                  and Chief Financial
                                                                  Officer, Pedestal Inc.
                                                                  (internet-based mortgage
                                                                  trading company) (2000 - 2002)
-----------------------------------------------------------------------------------------------------------------------------
Mary K. Bush (60)           Trustee         Trustee since 1997.   President, Bush International,   Director of Marriott
                                            Serves until a        LLC (international financial     International, Inc.;
                                            successor trustee     advisory firm)                   Director of Discover
                                            is elected or                                          Financial Services (credit
                                            earlier retirement                                     card issuer and elec-
                                            or removal.                                            tronic payment services);
                                                                                                   Director of Briggs &
                                                                                                   Stratton Co. (engine
                                                                                                   manufacturer); Director of
                                                                                                   UAL Corporation (airline
                                                                                                   holding company); Director
                                                                                                   of Mantech Interna- tional
                                                                                                   Corporation (national
                                                                                                   security, defense, and
                                                                                                   intelligence technology
                                                                                                   firm); and Member, Board of
                                                                                                   Governors, Investment
                                                                                                   Company Institute
-----------------------------------------------------------------------------------------------------------------------------


                       Pioneer Mid Cap Value Fund | Annual Report | 10/31/08  51

---------------------------------------------------------------------
                            Position Held    Length of Service
Name and Age                with the Fund    and Term of Office
---------------------------------------------------------------------
Benjamin M. Friedman (64)   Trustee          Trustee since 2008.
                                             Serves until a successor
                                             trustee is elected or
                                             earlier retirement or
                                             removal.
---------------------------------------------------------------------
Margaret B.W. Graham (61)   Trustee          Trustee since 1990.
                                             Serves until a successor
                                             trustee is elected or
                                             earlier retirement or
                                             removal.
---------------------------------------------------------------------
Thomas J. Perna (58)        Trustee          Trustee since 2006.
                                             Serves until a successor
                                             trustee is elected or
                                             earlier retirement or
                                             removal.
---------------------------------------------------------------------
Marguerite A. Piret (60)    Trustee          Trustee since 1990.
                                             Serves until a successor
                                             trustee is elected or
                                             earlier retirement or
                                             removal.
---------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                Other Directorships
Name and Age                Principal Occupation During Past Five Years                         Held by this Trustee
-----------------------------------------------------------------------------------------------------------------------------
Benjamin M. Friedman (64)   Professor, Harvard University                                       Trustee, Mellon Institutional
                                                                                                Funds Investment Trust and
                                                                                                Mellon Institutional Funds
                                                                                                Master Portfolio (oversees
                                                                                                17 portfolios in fund
                                                                                                complex)
-----------------------------------------------------------------------------------------------------------------------------
Margaret B.W. Graham (61)   Founding Director, Vice President and Corporate Secretary, The      None
                            Winthrop Group, Inc. (consulting firm); and Desautels Faculty of
                            Management, McGill University
-----------------------------------------------------------------------------------------------------------------------------
Thomas J. Perna (58)        Chief Executive Officer, Quadriserv, Inc. (2008 - present) (tech-   None
                            nology products for securities lending industry); Private investor
                            (2004 - 2008); and Senior Executive Vice President, The Bank of
                            New York (financial and securities services) (1986 - 2004)
-----------------------------------------------------------------------------------------------------------------------------
Marguerite A. Piret (60)    President and Chief Executive Officer, Newbury, Piret & Company,    Director of New America
                            Inc. (investment banking firm)                                      High Income Fund, Inc.
                                                                                                (closed-end investment
                                                                                                company)
-----------------------------------------------------------------------------------------------------------------------------


52  Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

Fund Officers

--------------------------------------------------------------------------
                            Position Held          Length of Service
Name and Age                with the Fund          and Term of Office
--------------------------------------------------------------------------
Dorothy E. Bourassa (60)     Secretary             Since 2003. Serves at
                                                   the discretion of the
                                                   Board.
--------------------------------------------------------------------------
Christopher J. Kelley (43)   Assistant Secretary   Since 2003. Serves at
                                                   the discretion of the
                                                   Board.
--------------------------------------------------------------------------
Mark E. Bradley (48)         Treasurer             Since 2008. Serves at
                                                   the discretion of the
                                                   Board.
--------------------------------------------------------------------------
Luis I. Presutti (43)        Assistant Treasurer   Since 2000. Serves at
                                                   the discretion of the
                                                   Board.
--------------------------------------------------------------------------
Gary Sullivan (50)           Assistant Treasurer   Since 2002. Serves at
                                                   the discretion of the
                                                   Board.
--------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                                 Other Directorships
Name and Age                 Principal Occupation During Past Five Years                         Held by this Officer
Dorothy E. Bourassa (60)     Secretary of PIM-USA; Senior Vice President - Legal of Pioneer;     None
                             Secretary/Clerk of most of PIM-USA's subsidiaries; and Secretary of all of the Pioneer Funds since September 2003 (Assistant
                             Secretary from November 2000 to September 2003)
----------------------------------------------------------------------------------------------------------------------
Christopher J. Kelley (43)   Associate General Counsel of Pioneer since January 2008 and         None
                             Assistant Secretary of all of the Pioneer Funds since September
                             2003; Vice President and Senior Counsel of Pioneer from July
                             2002 to December 2007
----------------------------------------------------------------------------------------------------------------------
Mark E. Bradley (48)         Vice President - Fund Accounting, Administration and Controller-    None
                             ship Services of Pioneer; and Treasurer of all of the Pioneer
                             Funds since March 2008; Deputy Treasurer of Pioneer from
                             March 2004 to February 2008; Assistant Treasurer of all of the
                             Pioneer Funds from March 2004 to February 2008; and Treasurer and Senior Vice President, CDC IXIS Asset Management Services
                             from 2002 to 2003
----------------------------------------------------------------------------------------------------------------------
Luis I. Presutti (43)        Assistant Vice President - Fund Accounting, Administration and      None
                             Controllership Services of Pioneer; and Assistant Treasurer of all
                             of the Pioneer Funds
----------------------------------------------------------------------------------------------------------------------
Gary Sullivan (50)           Fund Accounting Manager - Fund Accounting, Administration and       None
                             Controllership Services of Pioneer; and Assistant Treasurer of all
                             of the Pioneer Funds
----------------------------------------------------------------------------------------------------------------------

                      Pioneer Mid Cap Value Fund | Annual Report | 10/31/08  53

--------------------------------------------------------------------------------
                              Position Held              Length of Service
Name and Age                  with the Fund              and Term of Office
Katherine Kim Sullivan (34)   Assistant Treasurer        Since 2003. Serves at
                                                         the discretion of the
                                                         Board.
--------------------------------------------------------------------------------
Teri W. Anderholm (49)        Chief Compliance Officer   Since 2007. Serves at
                                                         the discretion of the
                                                         Board.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                                                               Other Directorships
Name and Age                  Principal Occupation During Past Five Years                      Held by this Officer
-------------------------------------------------------------------------------------------------------------------
Katherine Kim Sullivan (34)   Fund Administration Manager - Fund Accounting, Administration    None
                              and Controllership Services since June 2003 and Assistant Trea-
                              surer of all of the Pioneer Funds since September 2003; Assis-
                              tant Vice President - Mutual Fund Operations of State Street
                              Corporation from June 2002 to June 2003 (formerly Deutsche
                              Bank Asset Management)
-------------------------------------------------------------------------------------------------------------------
Teri W. Anderholm (49)        Chief Compliance Officer of Pioneer since December 2006 and of   None
                              all the Pioneer Funds since January 2007; Vice President and
                              Compliance Officer, MFS Investment Management (August 2005
                              to December 2006); Consultant, Fidelity Investments (February
                              2005 to July 2005); Independent Consultant (July 1997 to
                              February 2005)
-------------------------------------------------------------------------------------------------------------------

54  Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

                            This page for your notes.

                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    55

                            This page for your notes.

56    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

                            This page for your notes.

                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    57

                            This page for your notes.

58    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

                            This page for your notes.

                     Pioneer Mid Cap Value Fund | Annual Report | 10/31/08    59

                            This page for your notes.

60    Pioneer Mid Cap Value Fund | Annual Report | 10/31/08

How to Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.


Call us for:
--------------------------------------------------------------------------------
Account Information, including existing accounts,

new accounts, prospectuses, applications
and service forms                                               1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                            1-800-225-4321

Retirement plans information                                    1-800-622-0176

Telecommunications Device for the Deaf (TDD)                    1-800-225-1997


Write to us:
--------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014


Our toll-free fax                                               1-800-225-4240


Our internet e-mail address                 ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)



Visit our web site: www.pioneerinvestments.com





This report must be preceded or accompanied by a prospectus.

The Fund files a complete schedule of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

[LOGO]PIONEER
      Investments(R)

Pioneer Investment Management, Inc.
60 State Street
Boston, MA 02109
pioneerinvestments.com





Securities offered through Pioneer Funds Distributor, Inc.
60 State Street, Boston, MA 02109
Underwriter of Pioneer Mutual Funds, Member SIPC
(C) 2008 Pioneer Investments 19443-02-1208